UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NETFLIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020 Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 4, 2020

       Letter from Our Lead

       Independent Director

FELLOW SHAREHOLDERS,

As the world grapples with the greatest health crisis of our generation, the global impact of COVID-19 is daunting. Like you, we are focused on health and safety, and the general welfare of those around us. We are working to protect the well-being of our employees, and are taking steps to assist those directly impacted, while ensuring that we continue to operate our business as best we can under these difficult circumstances. We hope that Netflix can also provide some comfort to our members during these challenging times, whether by entertaining, enlightening, or simplyproviding an outlet for our members to remain connected while we wait for the world to stabilize. Through it all, our goal remains the same—to provide world class content that brings joy to our members around the globe.

In 2019, Netflix entertained more than 160 million members with original stories that were nominated for 117 Emmys and an industry-leading 24 Academy Awards. We hit financial milestones, achieving $20 billion in revenue and $2.6 billion of operating income, and over the last decade, we were the highest-returning stock in the S&P 500. As consumers shift away from linear television, we seek to continue to redefine how the world watches movies and TV shows. I’m honored to be a part of this consumer-centric company.

To continue to serve our members, we must be nimble and we must have the flexibility to plan and execute for the long term. Parts of our governance structure and our compensation program don’t fit the typical mold – we pay our employees with only cash and stock options, and we have a culture of transparency, providing the Board broad access to information and management as well as their decision making process. We believe these features have contributed to our success, but are also willing to revisit our positions. In 2019, we adopted proxy access for director elections.

Our recent say on pay vote showed that there are concerns about our unique approach to pay. We welcome the input from our shareholders and have gained valuable insights during our conversations with many of you throughout the past year. We appreciate the time you shared with us. We take your feedback seriously and hope that you value our willingness as a board to do what we believe is in the best interest of our shareholders, even when my fellow board members and I feel the consequences in the form of withhold votes.

A theme we heard frequently during our discussions was a call for clearer and more transparent disclosure. In response to this feedback we published an ESG report, referencing SASB’s reporting framework for the “Internet & Media Services” and “Media & Entertainment” industries. We have also enhanced this proxy statement, with the intent of providing clearer discussion of our governance and approach to executive compensation. We hope that we’ve made this year’s proxy easier to read.

We are proud of the role Netflix plays not only in entertaining our members but also ensuring more people see their lives and cultures reflected on screen. On behalf of the Board, we thank you for your investment and wish you and your families good health.

Warm regards,

Jay C. Hoag

Lead Independent Director

       Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2020

To the Stockholders of Netflix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Netflix, Inc., a Delaware corporation (the “Company”), will be held on June 4, 2020 at 3:00 p.m. Pacific Time. You can attend the Annual Meeting via the internet, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/NFLX2020 (there is no physical location for the Annual Meeting). You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

1.	To elect three Class III directors to hold office until the 2023 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

3.	Advisory approval of the Company’s executive officer compensation;

4.	Approval of the Netflix, Inc. 2020 Stock Plan;

5.	To consider three stockholder proposals, if properly presented at the Annual Meeting;

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on April 8, 2020 can vote at this meeting or any adjournments that may take place.

All stockholders are cordially invited to attend the meeting via the internet.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the address of the Company’s executive offices located at 100 Winchester Road, Los Gatos, California, 95032. If our offices are closed at that time due to COVID-19, including any related government restrictions, please email board@netflix.com to make alternate arrangements to examine the stockholder list. The stockholders list will also be available during the annual meeting by visiting www.virtualshareholdermeeting.com/NFLX2020 and entering your 16-Digit Control Number.

By order of the Board of Directors

David Hyman

Chief Legal Officer and Secretary

April 22, 2020

Los Gatos, California

YOUR VOTE IS IMPORTANT. PLEASE VOTE OVER THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING VIA THE INTERNET. IF YOU RECEIVED A PAPER PROXY CARD AND VOTING INSTRUCTIONS BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING VIA THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2020: THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

       Information Concerning

       Solicitation and Voting

General

The attached proxy is solicited on behalf of the Board of Directors (the “Board”) of Netflix, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 4, 2020, at 3:00 p.m. Pacific Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders and form of proxy. This year’s annual meeting will be held entirely via the internet. Stockholders may participate in the annual meeting by visiting the following website: www.virtualshare holdermeeting.com/NFLX2020. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 2:45 p.m Pacific Time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

Hosting the Annual Meeting via the internet provides expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world. In addition, we intend that the virtual meeting format provides stockholders a similar level of transparency to the traditional in person meeting format, including the ability to submit questions during the meeting.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, the Company will mail, on or about April 22, 2020, a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners as of the close of business on April 8, 2020, referred to as the Record Date. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders will have the ability to access all of the proxy materials at http://www.netflix investor.com/financials/annual-reports-and-proxies. Should you request it, we will make paper copies of these proxy materials available free of charge. To request a copy, please send your request to the Company’s Secretary at the address listed below.

Our principal executive offices are located at 100 Winchester Circle, Los Gatos, California 95032, and our telephone number is (408) 540-3700. Our internet website address is www.netflix.com. You may find our SEC filings, including our annual reports on Form 10-K, on our Investor Relations website at https://www.netflixinvestor.com/financials/sec-filings.

Revocability of Proxies

You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record as of the Record Date, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Company’s Secretary at the address above prior to your shares being voted, or by attending the Annual Meeting and voting via the internet. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change

2020 PROXY STATEMENT    1

your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting via the internet.

Voting and Solicitation

Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 439,804,035 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

You may vote via the internet by going to www.proxyvote.com and following the instructions on the screen. As explained in greater detail in the Notice of Internet Availability of Proxy Materials, to vote your shares, you may vote via the internet by visiting www.proxyvote.com and having available your 16-digit control number(s) contained on your Notice of Internet Availability of Proxy Materials. If you received your proxy materials by mail, you may vote by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided, or you may vote by phone by following the instructions on your proxy card. You may vote via the internet or by phone up until 8:59 PM Pacific Time on June 3, 2020. If you vote by mail, your proxy card must be received by June 3, 2020. If you are a stockholder of record on the Record Date, you can participate in the Annual Meeting online at www.virtualshareholdermeeting.com/NFLX2020 and vote your shares during the Annual Meeting.

Properly delivered proxies will be voted at the Annual Meeting in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” all nominees, “FOR” proposals Two, Three, and Four, and “AGAINST” proposals Five through Seven. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is the presence via the internet or by proxy of holders of a majority of the stock issued and outstanding and entitled to vote at the annual meeting as of the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN,” referred to as the Votes Cast, are treated as being present at the Annual Meeting for purposes of establishing a quorum. An abstention will have the same effect as a vote against proposals Two through Seven. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to any proposal. Thus, a broker non-vote will not affect the outcome of the voting on proposals One through Seven. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

If you hold your shares through a broker, bank or other nominee (“street name”) it is critical that you cast your vote if you want it to count in the election of directors (Proposal One of this Proxy Statement), advisory approval of executive officer compensation (Proposal Three of this Proxy Statement), approval of the Netflix, Inc. 2020 Stock Plan (Proposal Four of this Proxy Statement), or any of the stockholder proposals (Proposals Five, Six and Seven of this Proxy Statement). Thus, if you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the election of directors, no vote will be cast on your behalf on these proposals.

The cost of soliciting proxies will be borne by the Company. The Company may reimburse banks and brokers and other persons representing beneficial

2    NETFLIX

owners for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. If you vote using the internet or by phone, you may incur data or telephone usage charges from internet access providers or phone companies. The Company will not reimburse those costs.

Stockholder Proposals

Stockholder proposals that are intended to be presented at our 2021 Annual Meeting of Stockholders in our proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than December 23, 2020 in order to be included in our Proxy Statement and proxy materials relating to our 2021 Annual Meeting of Stockholders.

Stockholder nominations for director that are intended to be presented at our 2021 Annual Meeting of Stockholders in our proxy materials for such meeting must comply with our bylaws and must be received by our Secretary no earlier than November 23, 2020 and no later than December 23, 2020 in order to be considered for inclusion in our Proxy Statement and proxy materials relating to our 2021 Annual Meeting of Stockholders. A stockholder proposal or a nomination for director or on any other matter that will not be included in our Proxy Statement and proxy materials, but that a stockholder intends to present via the internet at the meeting, must generally be submitted to our Secretary no earlier than February 6, 2021, and no later than March 8, 2021. Such proposal or nomination must also comply with the requirements set forth in our bylaws. Proposals and nominations should be mailed to: Netflix, Inc., 100 Winchester Circle, Los Gatos, California 95032, Attention: Secretary. Our bylaws have been filed with the SEC and are available at www.sec.gov.

2020 PROXY STATEMENT    3

Proposal 1
Our Board of Directors Election of Directors
The Board unanimously recommends that the stockholders vote “FOR” Reed Hastings, Jay C. Hoag and Mathias Döpfner

Directors Standing For Election

Three Class III directors, Reed Hastings, Jay Hoag and Mathias Döpfner, are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Hastings, Mr. Hoag and Mr. Döpfner, each of whom is currently a director of the Company. If Mr. Hastings, Mr. Hoag or Mr. Döpfner is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by the Board to fill the vacancy. Mr. Hastings, Mr. Hoag and Mr. Döpfner each has agreed to serve as a director of the Company if elected. The term of the office of directors elected at this Annual Meeting will continue until the Annual Meeting of Stockholders held in 2023 or until such director’s successor has been duly elected or appointed and qualified, or until their earlier resignation or removal.

Nominee	Age	Principal Occupation

Reed Hastings	59	Chief Executive Officer, President, Chairman of the Board, Netflix, Inc.

Jay C. Hoag	61	General Partner, Technology Crossover Ventures

Mathias Döpfner	57	Chairman and CEO of Axel Springer SE

Each nominee has extensive business experience, education and personal skills that qualifies him or her to serve as an effective Board member. The specific experience, qualifications and skills of Mr. Hastings, Mr. Hoag and Mr. Döpfner are set forth below. The Nominating Committee evaluates potential candidates for service on the Board. Mr. Döpfner was recommended by executive officers of the Company.

Required Vote

The three nominees receiving the highest number of affirmative Votes Cast will each be elected as Class III directors.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the nominees listed above.

2020 PROXY STATEMENT    5

       Who We Are

Board Overview

Our Board is comprised of 11 highly experienced, talented, and qualified directors with experience as board members and executives at some of the world’s most successful companies. We believe that this is the right Board, with the right structure and responsibilities, to navigate the changing competitive terrain that Netflix operates within. The Board has led Netflix through its evolution from a US DVD-by-mail company to a global streaming company to one of the foremost producers of content in the world, while effectively managing risk and overseeing management performance. By successfully navigating this evolution, Netflix became the top performing stock in the S&P 500 from 2010 through 2019.

Board Tenure	Gender Diversity
Board balances fresh thinking, new perspectives, and emerging skill needs with institutional knowledge and stability	49% of our employees are women, and a significant portion of our subscribers are women; the board is increasingly reflecting that – 4 of 11 directors are female

6    NETFLIX

Our Directors

Directors standing for election:

Reed Hastings Chief Executive Officer of the Company, Chairman of the Board Director and Chairman since 1997 Class III Age: 59

Why this director is valuable to Netflix

Mr. Hastings, as co-founder and CEO, deeply understands the technology and business of Netflix and brings strategic and operational insight to the Board. He is also a software engineer, holds an MSCS in Artificial Intelligence from Stanford University, and has unique management and industry insights.

Also...

Mr. Hastings is an active educational philanthropist: he served on the California State Board of education from 2000 to 2004, and after receiving his B.A. from Bowdoin College in 1983 served in the Peace Corps as a high school math teacher in Swaziland. Mr. Hastings previously served on the board of Facebook, Inc. from 2011-2019.

Career Snapshot:

• Founder, CEO and Chairman of Netflix (since 1997)

• Founder, Pure Software (1991) through IPO (1995) and ultimate sale to Rational Software

Other Public Company Boards:

• None

Committees:

• None

2020 PROXY STATEMENT    7

Jay C. Hoag Lead Independent Director Independent Director since 1999 Class III Age: 61

Why this director is valuable to Netflix

As a venture capital investor, Jay brings strategic insights and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience in helping companies shape and implement strategy provide the Board with unique perspectives on matters such as risk management, corporate governance, talent selection and management.

Also...

Mr. Hoag has been a technology investor and venture capitalist for more than 37 years, involved in a large number of technology investments including Altiris (acquired by Symantec), CNET, Expedia, Facebook, Fandango (acquired by Comcast), Intuit, and Sybase. Mr. Hoag is on the Investment Advisory Committee at the University of Michigan, the Board of Trustees of Northwestern University, and the Board of Trust at Vanderbilt University. Previously, Mr. Hoag has served on the board of directors of numerous other public and private companies, including TechTarget, Inc. from 2004-2016. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

Career Snapshot:

• Founding General Partner at Technology Crossover Ventures (since 1995), a venture capital firm

Other Public Company Boards:

• Electronic Arts

• Peloton Interactive

• TripAdvisor

• Zillow Group

Committees:

• Nominating & Governance (Chair)[1]

Mathias Döpfner Independent Director since 2018 Class III Age: 57

Why this director is valuable to Netflix

As a media executive located in Germany, Mr. Döpfner brings international perspective, media experience and business acumen to the Board.

Also...

Mr. Döpfner has extensive experience in media and digital transformation and a strong track record of increasing revenues related to digital activities. He previously served on the boards of Vodafone Group plc (2015-2018) and Time Warner Inc. (2006-2018). Additionally his relationships and honorary offices at entities including the American Academy, the American Jewish Committee and the European Publishers Council among many others provide him with relevant insight and perspective in international media. He studied Musicology, German and Theatrical Arts in Frankfurt and Boston.

Career Snapshot:

• Chairman and CEO, Axel Springer SE, Europe’s leading digital publishing house (since 2002)

• His former roles at Axel Springer SE include editor-in-chief of Die Welt (1998 – 2000) and as a member of the Management Board (starting in 2000)

• Visiting Professor in media at University of Cambridge, St. John’s College (2010)

Other Public Company Boards:

• None

Committees:

• Compensation[2]

1.	Mr. Hoag served on Netflix’s Compensation Committee until March 2020, and so is identified in this proxy as having been on the Compensation Committee during the fiscal year ending December 31, 2019, including being identified on the Compensation Committee report since he participated in the review, discussion and recommendation with respect to such report.
2.	Mr. Döpfner joined the Netflix Compensation Committee in March 2020.

8    NETFLIX

Directors not standing for election:

Richard Barton Independent Director since 2002 Class I (expires 2021) Age: 52

Why this director is valuable to Netflix

Having founded successful internet-based companies (including Zillow, Expedia and GlassDoor), Mr. Barton provides strategic and technical insight to the Board. In addition, Mr. Barton brings experience with respect to marketing products to consumers through the internet.

Also...

Mr. Barton was a venture partner at Benchmark, a venture capital firm that has been an early-stage investor in companies like Twitter, Instagram, Uber and Zillow, from 2005 until 2018. He has served on many public company boards. Mr. Barton holds a B.S. in general engineering: industrial economics from Stanford University.

Career Snapshot:

• Chief Executive and co-founder of Zillow-Group (since 2010)

• Co-founder and Chairman of GlassDoor (2007-2018)

• Founder and Chief Executive Officer of Expedia (1996-2003)

Other Public Company Boards:

• Qurate (formerly Liberty Interactive)

• Zillow Group

Committees:

• Audit

Rodolphe Belmer Independent Director since 2018 Class I (expires 2021) Age: 50

Why this director is valuable to Netflix

As a media executive located in France, Mr. Belmer brings a unique international perspective to the Board. In addition, his media experience and business acumen provides the Company with valuable insight as it expands its global operations.

Also...

Mr. Belmer began his career in the marketing department of Procter & Gamble France before joining McKinsey in 1998. He is a graduate of France’s HEC business school.

Career Snapshot:

• CEO of Eutelsat, the leading satellite operator in Europe, the Middle East and Africa (since 2016)

• CEO of Canal + Group (2012 - 2015); various additional roles since joining in 2001

Other Public Company Boards:

• None

Committees:

• Compensation

2020 PROXY STATEMENT    9

Timothy Haley Independent Director since 1998 Class II (expires 2022) Age: 65

Why this director is valuable to Netflix

As a venture capital investor, Mr. Haley brings strategic and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies. His executive recruiting background also provides the Board with insight into talent selection and management.

Also...

Mr. Haley was President of Haley Associates, an executive recruiting firm serving the high technology industry from 1986 – 1998, and serves on the boards of several private companies. Mr. Haley holds a B.A. from Santa Clara University.

Career Snapshot:

• Managing Director, Redpoint Ventures, a venture capital firm (since 1999)

• Managing Director, Institutional Venture Partners, a venture capital firm (since 1998)

Other Public Company Boards:

• 2U, Inc.

• Zuroa

Committees:

• Compensation (Chair)

Leslie Kilgore Director since 2012 (Independent since 2015) Class II (expires 2022) Age: 54

Why this director is valuable to Netflix

Ms. Kilgore’s experience as a marketing executive with internet retailers and consumer product companies provides a unique business perspective and her numerous managerial positions provide strategic and operational experience to the Board.

Also...

As the former Chief Marketing Officer of Netflix, Ms. Kilgore deeply understands the Netflix business and is able to bring years of marketing experience to the Board. She holds an M.B.A. from the Stanford University Graduate School of Business and a B.S. from The Wharton School of Business at the University of Pennsylvania. She previously served on the board of LinkedIn Corp. from 2008-2016.

Career Snapshot:

• Chief Marketing Officer of Netflix (2000 – 2012)

• Director of Marketing at Amazon (1999 – 2000)

• Brand manager at The Procter & Gamble Company (1992 – 1999)

Other Public Company Boards:

• Medallia

• Pinterest

Committees:

• Audit

10    NETFLIX

Ann Mather Independent Director since 2010 Class II (expires 2022) Age: 59

Why this director is valuable to Netflix

Ms. Mather’s experience as an executive with several major media companies provides a unique business perspective. As a former CFO and senior finance executive at major corporations, she brings more than 20 years of financial and accounting expertise to the Board. Additionally, Ms. Mather’s numerous managerial positions and service on public company boards provides strategic, operational and corporate governance experience.

Also...

Ms. Mather’s prior board experience includes Central European Media Enterprises Group, a developer and operator of national commercial channels and stations in central and eastern Europe; MoneyGram International, a global payment service company; Solazyme, Inc., a renewable oil and bioproducts company; and Shutterfly, Inc., a photography and image-sharing company (2013-2019). She has also been an independent trustee to the Dodge & Cox Funds board of trustees since May 2011. She received her M.A. from Cambridge University, and is an Honorary Fellow of Sidney Sussex College Cambridge.

Career Snapshot:

• Executive Vice President and CFO of Pixar (1999 – 2004)

• Executive Vice President and CFO of Village Roadshow Pictures (1999)

• Various executive positions at The Walt Disney Company (1993 – 1999)

Other Public Company Boards:

• Alphabet (formerly Google)

• Arista Networks

• Glu Mobile

Committees:

• Audit (Chair, financial expert)

Ambassador Susan Rice Independent Director since 2018 Class II (expires 2022) Age: 55

Why this director is valuable to Netflix

As a U.S. diplomat and National Security Advisor, Ambassador Rice brings her unique experience and expertise in international affairs, global security, governmental and public policy matters to the Board.

Also...

Ambassador Rice began her career as a management consultant with McKinsey and Company in Toronto, Canada, and she currently holds positions as a Research or Senior Fellow at institutions including American University’s School of International Service, and Harvard’s Kennedy School of Government and was formerly a Senior Fellow at the Brookings Institution from 2002–2008. Ambassador Rice received a B.A from Stanford University and attended New College in Oxford as a Rhodes Scholar, earning both a Masters and a Doctorate of Philosophy in International Relations.

Career Snapshot:

• U.S. National Security Advisor (2013 – 2017)

• U.S. Permanent Representative to the United Nations (2009 – 2013)

• Assistant Secretary of State for African Affairs (1997 – 2001)

• Special Assistant to the President, National Security Council, The White House (1995-1997)

Other Public Company Boards:

• None

Committees:

• Nominating & Governance

2020 PROXY STATEMENT    11

Brad Smith Independent Director since 2015 Class I (expires 2021) Age: 61

Why this director is valuable to Netflix

With a leading role at Microsoft, Mr. Smith brings broad business and international experience on a variety of issues including government affairs and public policy to the Board. Mr. Smith also brings experience playing a key role in representing Microsoft externally and in leading Microsoft’s work on a number of critical issues including privacy, security, accessibility, environmental sustainability and digital inclusion, among others provides additional expertise to the Board.

Also...

Mr. Smith has led a push for diversity within Microsoft’s legal division, advocating for increasing employment of diverse employees at the company and associated law firms. Mr. Smith holds a B.A. in international relations and economics from Princeton, a J.D. from Columbia University School of Law and also studied international law and economics at the Graduate Institute of International Studies in Geneva.

Career Snapshot:

• President and Chief Legal Officer of Microsoft (since 2015); he originally joined Microsoft in 1993

• Associate and then Partner, Covington & Burling (1986–1993)

Other Public Company Boards:

• None

Committees:

• Nominating & Governance

Anne Sweeney Independent Director since 2015 Class I (expires 2021) Age: 62

Why this director is valuable to Netflix

Ms. Sweeney has held various senior positions with large entertainment companies, which provided her with broad strategic and operational experience. Her experience in the entertainment industry provides a unique business perspective to the Board as Netflix builds its global internet TV network.

Also...

Ms. Sweeney’s entertainment experience spans more than three decades, including her oversight of Disney’s cable, broadcast and satellite properties globally for 18 years. During that time, she was charged with launching and running over 118 Disney Channels in 164 countries in 34 languages, and had oversight over various ABC properties including ABC Television Network, ABC Studios and the Disney ABC Cable Networks Group. Prior to Disney, she was CEO of FX Networks, Inc. from 1993 to 1996 and spent more than 12 years at Viacom’s Nickelodeon Network. She holds an Ed. M. From Harvard University and a B.A. from the College of New Rochelle.

Career Snapshot:

• Co-chair of Disney Media Networks and President of Disney/ABC Television Group (1996 – 2015)

• Chairman and CEO of FX Networks, part of the Fox Entertainment Group/21st Century Fox (1993 – 1996)

Other Public Company Boards:

• None

Committees:

• Compensation

12    NETFLIX

Board Skills and Experience

Our Board believes that having a diverse mix of directors with complementary skills, experience, and expertise is important to meeting its oversight responsibility. That diversity, combined with transparent and broad access to information and exposure to management beyond the executive officers, allows the Board to exercise effective management oversight and to ensure the care of our shareholders’ interests. Below are a number of skills that our Board members bring to Netflix. If an individual is not listed under a particular attribute, it does not signify a director’s lack of ability to contribute in such area.

Leadership	🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑

Experience and expertise in identifying and developing opportunities for long-term value creation, including experience in driving innovation, opening markets, improving operations, identifying risks, and executing successfully.

	Richard Barton Rodolphe Belmer Mathias Döpfner Timothy Haley Reed Hastings Jay Hoag	Leslie Kilgore Ann Mather Ambassador Susan Rice Brad Smith Anne Sweeney

Strategy	🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑

Experience and expertise in identifying and developing opportunities for long-term value creation, including experience in driving innovation, opening markets, improving operations, identifying risks, and executing successfully.

	Richard Barton Rodolphe Belmer Mathias Döpfner Timothy Haley Reed Hastings Jay Hoag	Leslie Kilgore Ann Mather Ambassador Susan Rice Brad Smith Anne Sweeney

Finance & Accounting	🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑
Management or oversight of the finance function of an enterprise, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.	Richard Barton Rodolphe Belmer Mathias Döpfner Timothy Haley Reed Hastings	Jay Hoag Leslie Kilgore Ann Mather Anne Sweeney

Entertainment & Media	🌑 🌑 🌑 🌑 🌑 🌑 🌑
Experience and expertise with the entertainment and media industry, resulting in a deep understanding of consumer expectations and innovations in content and delivery.	Richard Barton Rodolphe Belmer Mathias Döpfner Reed Hastings	Leslie Kilgore Ann Mather Anne Sweeney

Demographic Diversity	🌑 🌑 🌑 🌑 🌑 🌑

Representation of gender, ethnic, race, geographic, cultural, or other perspectives that expand the Board’s understanding of the needs and viewpoints of our members, partners, employees, governments, and other stakeholders worldwide.

	Rodolphe Belmer Mathias Döpfner Leslie Kilgore	Ann Mather Ambassador Susan Rice Anne Sweeney

2020 PROXY STATEMENT    13

Global Business & Government Relations	🌑 🌑 🌑 🌑 🌑
Expertise in global business cultures, consumer preferences, and /or government relations gained through local experience in international markets or senior positions overseeing public policy.	Rodolphe Belmer Mathias Döpfner Ann Mather	Ambassador Susan Rice Brad Smith

Technology	🌑 🌑 🌑 🌑

Experience and expertise in technology-related business or technology functions, resulting in knowledge of how to anticipate technological trends, understand and manage technology related risks, generate disruptive innovation, and extend or create new business models.

	Richard Barton Reed Hastings	Jay Hoag Brad Smith

Marketing	🌑 🌑 🌑
Experience and expertise developing strategies to grow market share, package and position product offerings, build brand awareness and equity, and enhance enterprise reputation.	Richard Barton Rodolphe Belmer	Leslie Kilgore

Human Capital Management	🌑 🌑

Experience and expertise related to human resource issues such as attracting and retaining talent, succession planning, engagement of employees, and the development and evolution of culture, including the alignment of culture and long-term strategy.

Timothy Haley Reed Hastings

Director Independence

The Board has determined that each of Messrs. Barton, Belmer, Döpfner, Haley, Hoag and Smith, and Mses. Kilgore, Mather, Rice and Sweeney are independent under the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market; therefore, every member of the Audit Committee, Compensation Committee and Nominating and Governance Committee is an independent director in accordance with those standards.

14    NETFLIX

       How We are Selected,

       Elected and Evaluated

Consideration of Director Nominees

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with business experience, diversity, as well as personal skills and knowledge with respect to technology, finance, marketing, financial reporting and any other areas that may be expected to contribute to an effective Board. With respect to diversity, the committee may consider such factors as diversity in viewpoint, professional experience, education, international experience, skills and other individual qualifications and attributes that contribute to board heterogeneity, including characteristics such as gender, race, and national origin.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through management, current Board members, stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Governance Committee as necessary and discussed by the members of the Nominating and Governance Committee from time to time. Candidates may be considered at any point during the year.

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Stockholder Nominees

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the Board as described above under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership. In addition, they should be submitted within the time frame as specified under “Stockholder Proposals” above and mailed to: Netflix, Inc., 100 Winchester Circle, Los Gatos, California 95032, Attention: Secretary.

Our bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of outstanding shares of our common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the Board, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in our bylaws.

2020 PROXY STATEMENT    15

Our Board Evaluation Process

Each year, our Board conducts a self-evaluation process to help assure and enhance its performance. This process is overseen by the Nominating and Governance Committee, and involves interviews of each director by our Chief Legal Officer. Feedback is sought primarily in the following areas: (a) the Board’s effectiveness, structure, culture and composition, (b) the quality of and access to information shared with the Board about the Company’s business and (c) performance of the directors and quality of Board discussions.

16    NETFLIX

       How We Govern

       and are Governed

Our Approach to Corporate Governance

Corporate Governance Philosophy

Netflix operates in a dynamic industry and has been in a state of constant innovation since inception. We have redefined how people watch video—first through DVD-by-mail, then streaming video, and now as a leading global content producer with more than 182 million members in 190 countries. Our success has not gone unnoticed, and we are seeing increasing competition, even as this dynamic market continues to evolve.

Our corporate governance structure is built against this backdrop. Governance, in this context, means finding the right balance of rights and responsibilities among shareholders, the Board, and management, and ensuring that there are appropriate checks and balances in place. With the rapid evolution of technology and the changing media landscape, we are continually adjusting our service to meet the dynamic needs and desires of our consumers. Our governance structure is built to help us to do that. Our focus is on creating long-term value for our shareholders, and we have been successful at that – we were the highest returning stock in the S&P 500 over the decade from 2010-2019.

Our governance structure is unconventional. We have several provisions that give our Board and our management team the freedom to be forward-thinking, such as making investments to build our own production studios and developing our own animation capabilities, with the confidence that they will be able to see those investments to fruition. At the same time, we have paid attention to our shareholders and increased our accountability to them by adopting provisions such as proxy access. Nonetheless, we are proud of our governance structure, both because of how it has supported our success to date and for being innovative, such as the way that our Board has unfettered access to management and is able to seek information directly from employees all around the enterprise.

We strive to stay in tune with our ownership base. This year, our Board and our management team engaged directly with our shareholders, and our Board and its committees considered shareholders’ feedback in assessing our governance structure, including our compensation program. The discussions provided a good opportunity to share views and answer questions; the input from our shareholders will continue to inform our ongoing evaluation of our structure.

We believe our approach to governance will continue to provide the greatest benefit to Netflix and its shareholders. We realize that elements of our structure may not fit within the standard corporate governance practices and that some shareholders take a different view. But we believe that Netflix’s long-term value is currently best optimized with our approach to governance.

Shareholder Engagement and 2019 Shareholder Proposals

At our 2019 annual meeting, shareholders presented two proposals for vote. One proposal requested additional disclosure around political spending; a majority of shareholders did not support this proposal. The second proposal requested that Netflix lower the two-thirds supermajority requirement for amending our company’s charter and bylaws to a simple majority. This proposal did receive majority support from shareholders.

We consider the voting results for shareholder proposals in our Board discussions and as we contemplate the company’s governance structure.

2020 PROXY STATEMENT    17

We also undertook a shareholder engagement campaign to solicit the feedback from shareholders on a broad range of topics including these shareholder proposals. In our campaign, we held 22 meetings (either in person or on the phone) with investors representing approximately 50% of our common shares outstanding. Members of the Board, as well as members of management, participated in these conversations as appropriate.

The feedback we received from shareholders was largely centered on our decision to not adopt majority supported shareholder proposals in the last few years. We explained our approach to governance, including our goal of ensuring that we are best able to execute our long-term vision, which we believe is in the best interests of all shareholders.

We further note that our current practice with respect to our supermajority provision is a mainstream practice. According to data from Institutional Shareholder Services, more than forty percent of S&P 500 companies have supermajority provisions in place. Further, according to data from FactSet, our threshold is common and among the lower thresholds that companies have adopted. After consideration of shareholder feedback, industry trend data, and our corporate governance philosophy, we decided at this point not to lower the voting requirement from its current supermajority level. We will continue to monitor and evaluate this issue.

The Role of the Board in Risk Oversight

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with members of management areas of material risk to the Company, including strategic, operational, financial and legal risks. The Board as a whole primarily deals with matters related to strategic and operational risk. The Audit Committee deals with matters of financial and legal risk, including cybersecurity risk. The Compensation Committee addresses risks related to compensation and other talent-related matters. The Nominating and Governance Committee manages risks associated with Board independence and corporate governance. Committees report to the full Board regarding their respective considerations and actions. In connection with the recent COVID-19 outbreak, management, with the support of our Board and Audit Committee, quickly engaged, assessed and led our efforts to mitigate operational, employee and other risks to our business associated with the pandemic.

18    NETFLIX

       How We are Organized

Board Meetings and Committees

The Board held four meetings during 2019. Each Board member attended at least 75% of the aggregate of the total number of Board meetings and meetings of the Board committees.

As of the date of this Proxy Statement, the Board has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Nominating and Governance Committee.

Compensation Committee

In 2019, the Compensation Committee of the Board consisted of four non-employee directors: Messrs. Belmer, Haley (Chair), and Hoag and Ms. Sweeney. Mr. Hoag was replaced by Mr. Döpfner in March 2020. Each member of the Compensation Committee is independent in compliance with the rules of the SEC and the listing standards of the NASDAQ Stock Market as they pertain to Compensation Committee members. Each of the Compensation Committee members is also a non-employee director under Rule 16b-3 of the Exchange Act and an outside director under section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee reviews and approves all forms of compensation to be provided to the executive officers and directors of the Company. For a description of the role of the executive officers in recommending compensation and the role of any compensation consultants, please see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee held three meetings in 2019. Each member attended at least 75% of the aggregate of the Compensation Committee meetings held in 2019.

The Report of the Compensation Committee is included in this Proxy Statement. In addition, the

Board has adopted a written charter for the Compensation Committee, which is available on the Company’s Investor Relations website at https://www.netflixinvestor.com/governance/governance-docs/default.aspx.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Mr. Barton, and Mses. Kilgore and Mather (Chair), each of whom is independent in compliance with the rules of the SEC and the listing standards of the NASDAQ Stock Market as they pertain to audit committee members. The Board has determined that Ms. Mather is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Act of 1933, as amended.

The Audit Committee engages the Company’s independent registered public accounting firm, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met seven times in 2019. Each member attended at least 75% of the Audit Committee meetings held in 2019.

The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is available on the Company’s Investor Relations website at https://www.netflixinvestor.com/governance/governance-docs/default.aspx.

2020 PROXY STATEMENT    19

Nominating and Governance Committee

The Nominating and Governance Committee of the Board consists of three non-employee directors, Messrs. Hoag (Chair) and Smith and Ambassador Rice, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Nominating and Governance Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire, and reviews and provides guidance to the Board on corporate governance matters. The Nominating and Governance Committee met two times in 2019. Messrs. Hoag and Smith and Ambassador Rice attended all the meetings in 2019.

The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s investor relations website at https://www.netflixinvestor.com/governance/governance-docs/default.aspx.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

In 2019, the Compensation Committee consisted of Messrs. Belmer, Haley, and Hoag and Ms. Sweeney, none of whom is currently or was formerly an officer or employee of the Company. None of Messrs. Belmer, Haley, or Hoag or Ms. Sweeney had a relationship with the Company that required disclosure under Item 404 of Regulation S-K. In addition to Messrs. Belmer, Haley, and Hoag and Ms. Sweeney, the Company’s Chief Executive Officer and Chief Talent Officer participated in the executive compensation process as described below in the section entitled “Compensation Discussion and Analysis.”

Policy Regarding Director Attendance at the Annual Meeting

The Company’s policy regarding directors’ attendance at the annual meetings of stockholders and their attendance record at last year’s annual meeting of stockholders can be found on the Company’s Investor Relations website at https://www.netflixinvestor.com/governance/governance-docs/default.aspx.

The Board’s Leadership Structure

The Board combines the role of Chairman and Chief Executive. While the Board reassesses maintaining the combined role from time to time, the Board believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board also believes that combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board and fosters strategic development and execution. The Board has appointed Jay Hoag as its lead independent director. As lead independent director, Mr. Hoag’s responsibilities include:

•	coordinating the activities of the independent directors, and authorization to call meetings of the independent directors;

•	coordinating with the chief executive officer and corporate secretary to set the agenda for Board meetings, soliciting and taking into account suggestions from other members of the Board;

•	chairing executive sessions of the independent directors;

•	providing feedback and perspective to the chief executive officer about discussions among the independent directors;

20    NETFLIX

•	helping facilitate communication between the chief executive officer and the independent directors;

•	presiding at Board meetings where the Chair is not present; and

•	performing other duties assigned from time to time by the Board.

In addition, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, annual performance evaluations and regular executive sessions.

2020 PROXY STATEMENT    21

       How to Communicate with Us

Communications with the Board

The Company provides a process for stockholders to send communications to the Board through the email address board@netflix.com. Information regarding stockholder communications with the Board can be found on the Company’s Investor Relations website at https://www.netflixinvestor.com/governance/governance-docs/default.aspx.

22    NETFLIX

       How We are Paid

Since 2015, none of the Company’s directors receive cash for services they provide as directors or members of Board committees but may be reimbursed for their reasonable expenses for attending Board and Board committee meetings. Each non-employee director receives stock options pursuant to the Director Equity Compensation Plan. The Director Equity Compensation Plan provides for a monthly grant of stock options to each non-employee director of the Company in consideration for services provided to the Company and subject to the terms and conditions of the Company’s 2011 Stock Plan. If shareholders approve the Netflix, Inc. 2020 Stock Plan, stock option awards that are granted after the 2020 annual meeting will instead be subject to the terms and conditions of the Netflix, Inc. 2020 Stock Plan. Details about the Netflix, Inc. 2020 Stock Plan can be found in Proposal Four of this Proxy Statement.

We believe that for our company, compensating directors only with options is appropriate and creates the right incentives and long-term value alignment with shareholders. Without long-term value creation, directors are not compensated as the intrinsic value of options on dates of grant is zero.

The actual number of options granted each month to each of the Company’s directors is determined by the following formula: $25,000 / ([fair market value on the date of grant] x 0.40). Each monthly grant is made on the first trading day of the month, is fully vested upon grant and is exercisable at a strike price equal to the fair market value on the date of grant. The table below sets forth information concerning the compensation of the Company’s non-employee directors during 2019.

In September 2018, Compensia advised the Board on the Company’s compensation program for our Board for 2019, based on a comparison against our 2019 peer group’s board compensation programs and other compensation-related developments. The prior time Compensia reviewed our Board’s compensation program was in 2015, and we adjusted our Board’s compensation program in 2016. We did not make any changes to the compensation program for our Board in 2017, 2018 or 2019.

2020 PROXY STATEMENT    23

Name	Option Awards ($)[1]	Total ($)

Richard N. Barton	366,555	366,555	[2]

Rodolphe Belmer	366,531	366,531	[3]

Mathias Döpfner	366,566	366,566	[4]

Timothy M. Haley	366,555	366,555	[5]

Jay C. Hoag	366,555	366,555	[6]

Leslie Kilgore	366,555	366,555	[7]

Ann Mather	366,555	366,555	[8]

Susan E. Rice	366,666	366,666	[9]

Bradford L. Smith	366,566	366,566	[10]

Anne M. Sweeney	366,566	366,566	[11]
1.	Option awards reflect the monthly grant of stock options to each non-employee director on the dates and at the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 as shown below.

Grant Date	Fair Value ($)

1/2/2019	31,886

2/1/2019	31,972

3/1/2019	31,971

4/1/2019	30,965

5/1/2019	31,025

6/3/2019	31,079

7/1/2019	29,794

8/1/2019	29,672

9/3/2019	29,760

10/1/2019	29,468

11/1/2019	29,460

12/2/2019	29,504

2.	Aggregate number of option awards outstanding held by Mr. Barton at December 31, 2019 was 55,185.
3.	Aggregate number of option awards outstanding held by Mr. Belmer at December 31, 2019 was 4,479.
4.	Aggregate number of option awards outstanding held by Mr. Döpfner at December 31, 2019 was 2,919.
5.	Aggregate number of option awards outstanding held by Mr. Haley at December 31, 2019 was 35,627.
6.	Aggregate number of option awards outstanding held by Mr. Hoag at December 31, 2019 was 53,547.
7.	Aggregate number of option awards outstanding held by Ms. Kilgore at December 31, 2019 was 12,425.
8.	Aggregate number of option awards outstanding held by Ms. Mather at December 31, 2019 was 14,667.
9.	Aggregate number of option awards outstanding held by Ms. Rice at December 31, 2019 was 4,029.
10.	Aggregate number of option awards outstanding held by Mr. Smith at December 31, 2019 was 21,673.
11.	Aggregate number of option awards outstanding held by Ms. Sweeney at December 31, 2019 was 9,506.

24    NETFLIX

       Certain Relationships and

       Related Transactions

Agreements with Directors and Executive Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Procedures for Approval of Related Party Transactions

The Company has a written policy concerning the review and approval of related party transactions. Potential related party transactions are identified through an internal review process that includes a review of payments made in connection with transactions in which related persons may have had a direct or indirect material interest. Those transactions that are determined to be related party transactions under Item 404 of Regulation S-K issued by the SEC are submitted for review by the Audit Committee for approval and to conduct a conflicts-of-interest analysis. The individual identified as the “related party” may not participate in any review or analysis of the related party transaction.

Mr. Hastings beneficially owned two aircraft which were leased to Netflix by him under time-sharing agreements for Netflix business related travel by Mr. Hastings and other Netflix employees. These agreements were terminated in 2019. Under the terms of the time-sharing agreements, Netflix provided payment to Mr. Hastings for such travel based on the aggregate incremental cost of each specific flight pursuant to applicable FAA regulations. In 2019, Netflix reimbursed Mr. Hastings $508,438 under these time-sharing agreements.

2020 PROXY STATEMENT    25

Proposal 2
Our Auditors Ratification of Appointment of Independent Registered Public Accounting Firm

The Board unanimously recommends that the

stockholders vote “FOR” the ratification of the

appointment of Ernst & Young LLP as the company’s

independent registered public accounting firm for

the year ending December 31, 2020

The Audit Committee of the Board has selected Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit the financial statements of Netflix, Inc. for the year ending December 31, 2020. The Company is submitting its selection of Ernst & Young for ratification by the stockholders at the Annual Meeting. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. Ernst & Young has served as our independent registered public accounting firm since March 21, 2012. Neither applicable law nor the Company’s Bylaws require that stockholders ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of Ernst & Young to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee at its discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

During 2019 and 2018, fees for services provided by Ernst & Young was as follows (in thousands):

	2019	2018

Audit Fees	$4,936	$4,343

Tax Fees	2,927	1,858

Total	$7,863	$6,201

Audit Fees include amounts related to the audit of the Company’s annual financial statements and internal control over financial reporting, and quarterly review of the financial statements included in the Company’s

Quarterly Reports on Form 10-Q. Audit fees also include amounts related to accounting consultations and services rendered in connection with the Company’s issuance of senior notes in 2019 and 2018, respectively, as well as fees for statutory audit filings.

Tax Fees include fees billed for tax compliance, tax advice and tax planning services.

There were no other fees billed by Ernst & Young for services rendered to the Company, other than the services described above, in 2019 and 2018.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2019, services provided by Ernst & Young were pre-approved by the Audit Committee in accordance with this policy.

2020 PROXY STATEMENT    27

Required Vote

The affirmative vote of the majority of the Votes Cast is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2020.

28    NETFLIX

       Report of the Audit Committee

       of the Board

The Audit Committee engages and supervises the Company’s independent registered public accounting firm and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2019 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with Ernst & Young its independence from management and the Company, including the written disclosures and the letter regarding its independence as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee also reviewed the fees paid to Ernst & Young during the year ended December 31, 2019 for audit and non-audit services, which fees are described under the heading “Principal Accountant Fees and Services.” The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young were compatible with maintaining its independence.

The Audit Committee discussed with Ernst & Young the overall scope and plans for its audit. The Audit Committee met with Ernst & Young, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Audit Committee of the Board

Richard N. Barton

Leslie Kilgore

Ann Mather

2020 PROXY STATEMENT    29

Our Company Executive Officers

Our executive officers are as follows:

Executive Officers	Age	Position

Reed Hastings	59	Chief Executive Officer, President, Chairman of the Board

David Hyman	54	Chief Legal Officer and Secretary

Jessica Neal	43	Chief Talent Officer

Spencer Neumann	50	Chief Financial Officer

Greg Peters	49	Chief Product Officer

Ted Sarandos	55	Chief Content Officer

Rachel Whetstone	52	Chief Communications Officer

For more information about Mr. Hastings, see “Proposal One – Election of Directors.” Information about our other executive officers is set forth below:

David Hyman Chief Legal Officer Age: 54

About:

As Chief Legal Officer, David is responsible for all legal and public policy matters for the Company. He also serves as the Company’s Secretary.

Also...

David practiced law at Morrison & Foerster in San Francisco and Arent Fox in Washington, DC. He earned his JD and Bachelor’s degrees from the University of Virginia.

Career Snapshot: • Chief Legal Officer and Secretary of Netflix (since 2002) Prior: • General Counsel of Webvan, an online internet retailer

Jessica Neal Chief Talent Officer Age: 43

About:

Jessica leads the team that maintains the Company’s unique corporate culture, hires new talent and keeps the organization lean and flexible despite enormous growth.

Also...

Jessica is a Netflix veteran, starting at the company in 2006 when DVD was king and streaming just a dream, and has been heavily involved in improving the Netflix culture as the company grew. After roles at Coursera and Scopley, she rejoined the Netflix team in her current role. Jessica also serves on the board of directors of the Association for Talent Development.

Career Snapshot:

•  Chief Talent Officer at Netflix (since 2017)

Prior:

•  Chief People Officer at Scopely, a leading player in the mobile gaming industry (2015-2017)

•  Head of Human Resources at Coursera, which provides online access to the world’s best university courses

2020 PROXY STATEMENT    31

Spencer Neumann Chief Financial Officer Age: 50

About:

Spencer was named CFO of Netflix in January of 2019, utilizing his finance and accounting experience in software, media and service oriented companies to continue to build on the company’s track record of success and innovation.

Also...

Spencer also worked at the private equity firms of Providence Equity Partners and Summit Partners. Additional positions at The Walt Disney Company, which he initially joined in 1992, included executive vice president of the ABC Televisions Network and CFO of the Walt Disney Internet Group. He is a member of the national board of directors of Make-A-Wish America. Spencer holds both a B.A. in economics and an M.B.A. from Harvard University.

Career Snapshot:

•  CFO of Netflix (since 2019)

Prior:

•  CFO of Activision Blizzard, a video gaming company (2017-2019)

•  CFO and executive vice president of Global Guest Experience of Walt Disney Parks and Resorts, among other positions at the Walt Disney Company, a diversified multinational media and entertainment company (2012-2017)

Greg Peters Chief Product Officer Age: 49

About:

As Chief Product Officer, Greg leads the product team, which designs, builds and optimizes the Netflix experience including applications and user interfaces.

Also...

Greg previously held positions at digital entertainment software provider, Mediabolic Inc., Red Hat Network, the provider of Linux and Open Source technology, and online vendor Wine.com. He holds a degree in physics and astronomy from Yale University. Greg joined the board of 2U, Inc., a global leader in education technology, in March of 2018.

Career Snapshot:

•  Chief Product Officer of Netflix (since 2017)

Prior:

•  International Development Officer of Netflix (2015-2017)

•  Chief Streaming and Partnerships Officer of Netflix

•  Senior Vice President of consumer electronics products for Macrovision Solutions Corp. (later renamed Rovi Corporation), a technology company

32    NETFLIX

Ted Sarandos Chief Content Officer Age: 55

About:

Ted oversees the teams responsible for the acquisition and creation of all Netflix content including original series from around the world. He has been responsible for all content operations since 2000, and led the company’s transition into original content production that began in 2013 with the launch of series such as House of Cards, Arrested Development and Orange is the New Black.

Also...

With more than 20 years’ experience in home entertainment, Ted is recognized in the industry as an innovator in film acquisition and distribution and was named one of Time Magazine’s 100 Most Influential People of 2013. He is a Henry Crown Fellow at the Aspen Institute and serves on the board of Exploring The Arts, a nonprofit focused on arts in schools. Ted also serves on the Film Advisory Board for the Tribeca and Los Angeles Film Festivals, is an American Cinematheque board member, an Executive Committee Member of the Academy of Television Arts & Sciences and is a trustee of the American Film Institute.

Career Snapshot:

•  Chief Content Office of Netflix (since 2000)

Prior:

•  Executive at video distributor ETD and Video City/West Coast video, a video rental retail chain

•  Producer/Executive Producer for award-winning and critically acclaimed documentaries and independent films including the Emmy-nominated Outrage and Tony Bennett: The Music Never Ends.

Rachel Whetstone Chief Communications Officer Age: 52

About:

Rachel is responsible for leading communications on a global basis.

Also...

Rachel has spent the last 13 years working on communications and policy issues for US technology companies. She also serves as a director of Udacity. Rachel is a graduate of Bristol University and spent the first half of her career working as a policy advisor for the UK Conservative Party.

Career Snapshot:

•  Chief Communications Officer at Netflix (since 2018)

Prior:

•  Vice President of Communications at Facebook, a social media and technology company (2017-2018)

•  Senior Vice President of Communications & Public Policy at Uber, a multinational ride-sharing company (2015-2017)

•  Senior Vice President of Communications & Public Policy at Google, an internet-related services and products company

There are no family relationships among any of our directors, nominees for director and executive officers.

2020 PROXY STATEMENT    33

Proposal 3
Our Pay Advisory Approval of Executive Officer Compensation
The Board unanimously recommends that the stockholders vote “FOR” approval of our Executive Officer Compensation disclosed in this Proxy Statement.

As required by section 14A of the Securities Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (also referred to as “say-on-pay”).

We currently hold our advisory say-on-pay every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. We currently expect that the next advisory vote on the frequency of the say-on-pay votes will occur at the 2023 annual meeting of shareholders.

As described in our Compensation Discussion and Analysis, we have adopted an executive compensation philosophy designed to attract and retain outstanding performers. The Company’s compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee, rather than by seniority or overall Company performance.

Required Vote

The affirmative vote of the majority of the Votes Cast is required to approve the compensation of our named executive officers disclosed in this Proxy Statement. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “FOR” approval of our executive officer compensation disclosed in this Proxy Statement.

2020 PROXY STATEMENT    35

       Compensation Discussion

       and Analysis

A Message from the Compensation Committee Chair

We have designed the Netflix compensation program to be simple, highly aligned with our shareholders’ interests, and to attract and retain the most talented employees from around the globe. We understand that our program is different. However, in light of Netflix’s long-term stock performance, our low voluntary employee turnover rate of 4%, and our three-year average dilution rate of just 0.55%, we believe that “different” is better for our company and our shareholders.

We recognize that with our Say-on-Pay proposal receiving 49.8% approval last year, many shareholders may not share our perspective. Following our last annual meeting, I and other members of the Board met with shareholders to better understand their concerns and questions about our compensation program. This effort provided an opportunity for us to hear shareholder views, and to explain our rationale behind the various elements of the program.

Our shareholder engagement efforts highlighted that we could do a better job of explaining our program to investors. Our goal is to do that here in this CD&A and achieve an improved understanding of our executive compensation program, as I believe we accomplished during our direct shareholder discussions.

The key elements of our program and how they align with our compensation philosophy are as follows:

•

Only two components, salary and stock options. Our compensation program consists of only salary and stock options. It is the same program for our executives as it is for other full-time Netflix employees. We use options as we believe that they correlate compensation with shareholder returns, and encourage a long-term perspective, especially given how we’ve designed the stock option allocation portion of our program in which employees can allocate cash compensation toward stock options. Importantly, as described below, the stock price needs to appreciate 40% before the employee is better off allocating cash to stock options. We do not use performance-based bonuses as we believe that they tend to incentivize specific, typically short-term focused behavior rather than encourage long-term shareholder value creation.

•

Personal Choice. We set a dollar-denominated compensation amount for each employee (“allocatable compensation”) who can then choose to allocate any portion of that compensation amount toward stock options. We believe that providing choice and flexibility helps us better compete for talent as the individual employee can customize their compensation to fit varying lifestyle needs.

•

Monthly Grants. We grant options on the first trading day of each month with the number of options granted based on the closing stock price on that trading day. We believe granting options monthly provides a dollar cost averaging effect—unlike annual grants which are more subject to the vagaries of the market—which helps reduce the potential negative impacts with employee distraction and morale.

•

Minimum option grants. In addition to the choice outlined above, each salaried employee, including executive officers, is awarded a minimum annual stock option allowance (generally based upon 5% of their total allocatable compensation) so that each employee is invested in the long-term success of the Company and aligned with shareholders regardless of whether they allocate cash compensation to the stock option program.

36    NETFLIX

•	Objective and Transparent Stock Option Grant Formula. The number of monthly options granted is determined by the following formula:

(the amount of an employee’s total annual stock option allocation/12)
(the closing trading price of a share of our stock on the grant date x 0.40)

For example:

If the stock price is $375 on the date of grant and the recipient allocated $1,500 per month of their allocatable compensation to stock options, the recipient would receive 10 stock options with an exercise price of $375.

$1500	=	1500	=	10 options with an exercise price of $375.
$375*0.40		150

The stock price would need to rise to $525 (40% appreciation from $375) for the recipient to earn back the $1,500 of cash they traded for the options:

$525- $375 = $150 x 10 shares = $1,500

Anything below a 40% appreciation in the stock means that the employee would have been better off electing cash. We believe that this structure significantly aligns our employee interest with that of our shareholders.

In 2019, 100% of Named Executive Officers elected to allocate a portion of their cash compensation to this stock option program. Our CEO allocated 97.7% of his cash compensation toward our stock option program and the average election across our Named Executive Officers was 46.5%.

•

Vested 10-year Options. We grant fully vested 10-year options, which means that employees have 10 years from the date of grant to exercise their options. We believe a 10-year option life is important to encourage participation in the equity portion of our program and reinforce a long-term focus. As the options generally must increase by 40% from the date of grant before they break even with the traded cash, as a practical matter, it takes time before it is worthwhile for an employee to exercise the vested options.

We do not believe that vesting over a certain period of time and forced exercise upon termination creates a healthy environment or secures a high-performing workforce. We want our employees to stay at Netflix because they are passionate about their roles and want to help Netflix be successful in the long run, rather than merely waiting for their options to vest.

The Board and Compensation Committee continue to strongly believe that our program’s design is a significant contributor to Netflix’s success and is highly aligned with shareholder interests. Therefore, we are not making material changes to the executive compensation program for 2020. However, in response to other feedback we have received, we have attempted to better describe our program and have added an anti-hedging and anti-pledging policy. We will continue to explore ways that we can implement changes to the program desired by shareholders while preserving the program’s general design and value to Netflix and our shareholders.

Thank you for being a shareholder and joining us on this journey to change the way people are entertained. We appreciate your commitment to Netflix and we will continue to endeavor to make your commitment worthwhile.

Tim Haley

Compensation Committee Chairperson

2020 PROXY STATEMENT    37

Our Company and 2019 Performance

Netflix, Inc. is the world’s leading subscription streaming entertainment service with more than 182 million paid streaming memberships in over 190 countries enjoying TV series, documentaries and feature films across a wide variety of genres and languages. We launched our streaming service in 2007, and have since added increasing amounts of content that enable consumers to enjoy entertainment directly on their internet-connected screens. Our content is increasingly exclusive and curated, and includes our own original programming.

We believe that Netflix remains a growth venture, even though it has been a public company for more than 20 years. Our streaming revenue grew by 29% in 2019, with 23% coming from an increase in average streaming paid memberships and 5% coming from Average Revenue Per User (“ARPU”) growth (9% excluding the impact of foreign currency). Our profitability also improved, with operating income rising 62% year over year while operating margins increased from 10% to 13%. We manage our business for the long term with a focus on shareholder value creation. Consistent with this approach, Netflix was the best performing S&P 500 stock of the 2010-2019 decade, returning approximately 45% on an annualized basis to our shareholders over this time period (compared with approximately 14% for the S&P 500).

In 2019, we continued to invest heavily in content to great success. As noted in our investor letters, some of our big hits included new seasons of Stranger Things, La Casa de Papel (aka, Money Heist), and The Crown as well as new series like Umbrella Academy, Unbelievable and The Witcher, while our original films initiative premiered a wide variety of successes such as The Irishman, Marriage Story, Six Underground and The Two Popes. As a testament to the quality of our programming, our titles were nominated for 117 Emmys and an industry-leading 24 Academy Award nominations within the last year. We’re also proud to lead the industry in nominations at both the 2020 NAACP Image Awards (42 nominations) and the GLAAD Media Awards (15 nominations). We are also producing content from countries all over the world as we believe great stories can come from anywhere and can be enjoyed everywhere.

Shareholder Engagement and the 2019 Say-on-Pay Vote Result

In 2019, 49.8% of voted shares approved the compensation of our Named Executive Officers. At the time of the 2019 vote, the Compensation Committee had already approved the design of our 2019 executive compensation program. The Compensation Committee reviewed these voting results, and in response, the Company, including members of the Compensation Committee, undertook an extensive shareholder engagement campaign to solicit the feedback of shareholders regarding our compensation program.

We held 22 meetings (either in person or on the phone) with investors representing approximately 50% of our common shares outstanding. Members of the Board, as well as members of management, participated in these conversations. We also engaged with major proxy advisors covering our company.

In our meetings, we discussed a wide range of topics including executive compensation, compensation governance, corporate governance, ESG issues, corporate strategy, financial and operational performance, and executive succession. Through our conversations, we heard that:

•	Our disclosures about the design and operation of our compensation program could be improved;

•	Many shareholders appreciate our compensation program and its alignment with shareholder interests;

•

Other shareholders question our unique approach to compensation, particularly with respect to our use of immediately vested options. After explaining our equity program, including that the stock must appreciate 40% from grant before an employee earns from the options the amount that would have been guaranteed to the employee by

38    NETFLIX

electing cash, shareholders generally agreed that our current structure is effective in motivating our management team to pursue long-term shareholder value creation, even if they continue to disagree with certain aspects of the program.

Our Compensation Committee considered shareholder feedback (including feedback shared with the management team immediately following the 2019 annual meeting) in its deliberations regarding 2020 compensation and will continue to consider feedback in ongoing executive compensation decisions.

Compensation Philosophy

We aim to provide highly competitive compensation packages for all our key positions, including our Named Executive Officers. Our compensation practices are also tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee, rather than by seniority or overall Company performance. Individual compensation is nonetheless linked to Company performance by virtue of the stock options granted by the Company.

The Compensation Committee aims for the program to be simple to understand and administer, to be transparent to both shareholders and executives, and to create a long-term alignment between our shareholders and our executives.

The Company’s compensation practices are evaluated by the Compensation Committee on an ongoing basis to determine whether they are appropriate to attract, retain and reward outstanding performers. Such evaluations may result in refinements to the compensation program, including changes in how compensation is determined and awarded.

2019 Named Executive Officers

This Compensation Discussion and Analysis describes the compensation programs for the

Company’s Named Executive Officers. During 2019, these individuals were:

•	Reed Hastings, Chief Executive Officer, President, Chairman of the Board

•	Spencer Neumann, Chief Financial Officer

•	Ted Sarandos, Chief Content Officer

•	Greg Peters, Chief Product Officer

•	David Hyman, Chief Legal Officer

•	David Wells, former Chief Financial Officer

•	Kelly Bennett, former Chief Marketing Officer

Mr. Wells’s employment with the Company ended on January 18, 2019, and Mr. Bennett’s employment with the Company ended on June 30, 2019.

Determining Executive Compensation Magnitude

We aim to pay all employees at the top of their personal market. We believe this helps us attract and retain the most talented employees from around the globe. To establish the top of personal market for each of our Named Executive Officers, the Compensation Committee (A) reviews and considers the performance of each Named Executive Officer and (B) considers, for each Named Executive Officer, the estimated amount of compensation:

(i)	the Company would be willing to pay to retain that person;

(ii)	the Company would have to pay to replace the person; and

(iii)	the individual could otherwise command in the employment marketplace.

The Chief Executive Officer, in consultation with the Chief Talent Officer, reviews comparative data derived from publicly available market compensation information for each of the other Named Executive Officers. The Chief Executive Officer then makes recommendations to the Compensation Committee regarding compensation for each other Named Executive Officer. The Compensation Committee

2020 PROXY STATEMENT    39

reviews and discusses the information and then determines a dollar-denominated amount available for allocation to salary and stock options for each such Named Executive Officer, as it deems appropriate. The Compensation Committee also approves the stock option allocation amount for each named executive officer.

The Chief Executive Officer’s compensation is determined by the Compensation Committee outside the presence of the Chief Executive Officer. The Compensation Committee’s decision regarding compensation for the Chief Executive Officer is based on the philosophy outlined above. It includes a review of comparative data, including the compensation paid by the Company’s peer group companies to their chief executive officers, and consideration of the accomplishments of the Chief Executive Officer in developing the business strategy for the Company, the performance of the Company relative to this strategy and his ability to attract and retain senior management. In establishing the Chief Executive Officer’s compensation, the Compensation Committee is also mindful of the results of the stockholder’s Advisory Vote on Executive Compensation for the prior year.

Role of the compensation consultant

In determining compensation for 2019, the Compensation Committee retained Compensia, a consulting firm providing executive compensation advisory services, to help the Compensation Committee assess the competitiveness of the Chief Executive Officer’s compensation, obtain a general understanding of chief executive compensation practices in the marketplace, and serve as a resource for its deliberations concerning the Chief Executive Officer’s specific compensation. Total fees paid to Compensia were less than $120,000 in each of 2018 and 2019.

Peer group and benchmarking

In 2018 and 2019, the Compensation Committee worked with Compensia in determining an appropriate peer group of companies. Compared with 2018, there were a number of changes to the peer group for

2019. These changes were made to account for Netflix’s considerable growth, to better align Netflix with the median revenue of the peer group, to eliminate small and acquired peers, and to continue to prioritize media and consumer-facing companies. Twitter, AMC, Workday, Scripps and Time Warner were removed from the peer group, and Charter, Comcast, Intuit, Microsoft, Oracle and VMWare were added. The peer group for 2019 was comprised of the following companies:

2019 Netflix Peer Group

Activision Blizzard	Lions Gate Entertainment

Adobe Systems	Microsoft

Booking Holdings	Oracle

CBS	PayPal Holdings

Charter Communications	salesforce.com

Comcast	Sirius XM Holdings

Discovery Communications	Twenty-first Century Fox

DISH Network	Viacom

eBay	VMWare

Electronic Arts	Walt Disney

Intuit

With respect to each of the Named Executive Officers, in determining compensation, the Compensation Committee considered the Company’s compensation philosophy as outlined above, comparative market data and specific factors relative to each Named Executive Officer’s responsibilities and performance. The Company does not specifically benchmark compensation for its Named Executive Officers in terms of picking a particular percentile relative to other individuals with similar titles at peer group companies. The Company believes that many subjective factors unique to each Named Executive Officer’s responsibilities and performance are not adequately reflected or otherwise accounted for in a percentile-based compensation determination.

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Elements of Executive Compensation

We use only salary and stock options, augmented by very limited perquisites, to compensate our Named Executive Officers. Across the broader employee base, the Company also utilizes salary and stock options as its key compensation components to remain competitive within the marketplace. Similarly situated companies typically offer employees an equity component as part of their overall compensation and as such, the Company believes it is important to provide this opportunity to its employees, including the Named Executive Officers. By permitting employees to request a customized combination of salary and stock options, the Company endeavors to tailor individuals’ compensation to personal compensation preferences and thereby offer a more compelling compensation package.

Cash Compensation

As described above, our compensation program offers our executives the opportunity to select the proportion of cash and equity compensation they receive each year. While our executives generally have elected to receive a significant portion of their compensation in equity, the remaining compensation is paid in cash as salary.

Stock Options

The Company believes that equity ownership, including stock and stock options, helps align the interest of the Named Executive Officers with those of the Company’s stockholders and links executive compensation to long-term company performance.

Furthermore, because the stock options are granted at fair market value on the date of the option grant and are not generally transferable, they are only of value to the recipient if the market value of the Company’s common stock increases after the date of grant, thereby linking compensation in the form of stock options to Company performance.

Offering grants monthly provides employees with a “dollar-cost averaging” approach to the price of their option grants. By granting options each month rather than on a less frequent basis, the Company believes it alleviates to a great extent the arbitrariness of option grant timing and the potential negative employee issues associated with “underwater” options.

Vested stock options can be exercised for up to ten (10) years following grant regardless of employment status. The Company believes that this increase in the life of the options enhances the value of such options for each employee and thereby encourages equity ownership in the Company, which is helpful in aligning employee and shareholder interests. The Company does not believe that staggered vesting of stock options or expiration of options closely following employment termination has a desirable impact on retention. Rather, the Company believes that creating and maintaining a high-performance culture and providing highly competitive compensation packages are the critical components for retaining employees, including its Named Executive Officers.

Empirically, stock options have proven to be an effective way of creating long-term alignment between executives and shareholders. Even though the options are vested, our executives often do not exercise their options for an extended period of time. Our CEO, in particular, consistently holds his options until they are near expiration.

Other Components of Compensation

Each Named Executive Officer, like all of the Company’s employees, is eligible to receive an additional $15,000 in annual compensation that may be used to defray the cost of health care benefits previously paid by the Company. Any portion of this allowance not utilized toward the cost of health care benefits will be paid as salary, up to a maximum of $5,000.

In addition to salary and stock options, all exempt employees, including Named Executive Officers, also have the opportunity to participate in the Company’s 401(k) matching program which enables them to receive a dollar-for-dollar Company match of up to

2020 PROXY STATEMENT    41

3.5% of his or her compensation to the 401(k) fund, subject to limitations under applicable law. Messrs. Neumann, Sarandos, Hyman, Bennett and Wells all participated in this program in 2019 and therefore the Company matched their 401(k) contributions as shown in the compensation tables of this Proxy Statement.

The Company also maintains a group term life insurance policy for all full-time employees, including the Named Executive Officers. The Company permits named executive officers and their family members and guests to use the Company’s corporate aircraft for personal use, and considers amounts related to such travel to be a perquisite. Additionally, named executive officers are permitted to use a company-provided car service under certain circumstances. All of these perquisites are reflected in the All Other Compensation column of the Summary Executive Compensation table.

Executive Compensation in 2019

Each year, we allow our Named Executive Officers to allocate their compensation between cash and stock options. Each year, our executives continue to express their confidence in the Company and our growth strategy by electing to receive a substantial percentage of their compensation through at-risk stock option awards. These elections are made prior to the compensation year and are irrevocable. For 2019, the following elections were made by our executive team:

Named Executive Officer	Allocatable Compensation ($)	Amount of Allocatable Compensation Elected to be received as Stock Options (%)	Amount of Allocatable Compensation Elected to be received as Cash Salary (%)

Reed Hastings, Chief Executive Officer, President, Chairman of the Board	30,000,000	97.7	2.3

Spencer Neumann, Chief Financial Officer	9,524,000	47.5	52.5

Ted Sarandos, Chief Content Officer	30,000,000	40.0	60.0

Greg Peters, Chief Product Officer	16,000,000	37.5	62.5

David Hyman, Chief Legal Officer	7,000,000	50.0	50.0

David Wells, former Chief Financial Officer	6,000,000	41.7	58.3

Kelly Bennett, former Chief Marketing Officer	7,000,000	11.4	88.6

The Company also provides a minimum annual stock option allowance (generally equal to 5% of the Named Executive Officer’s allocatable compensation) which is added to the amount allocated to stock options by the Named Executive Officer to arrive at the total annual stock option allocation. While the total annual stock option allocation is expressed in a dollar denomination, the total annual stock option allocation is used by the Company only to calculate the number of stock options to be granted. The total annual stock option allocation is not available to the employees as cash compensation, except where an employee who has allocated a portion of their compensation toward stock options receives severance payments and as otherwise set forth in the Company’s Amended and Restated Executive Severance and Retention Incentive Plan (the “Severance Plan”) described below.

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In determining compensation for the Named Executive Officers for 2019, the Compensation Committee considered the philosophy outlined above. In addition, the following factors were considered for each Named Executive Officer:

•	for Mr. Hastings, as noted above, the Compensation Committee reviewed comparative data and considered his accomplishments in developing and evolving the business strategy for the Company, the performance of the Company relative to this strategy and his ability to attract and retain senior management, and increased his allocatable compensation from $28,000,000 to $30,000,000 for 2019.

•	for Mr. Neumann, consideration was given to his experience in leading a financial organization in the media industry, as well as the increasing complexity of Netflix’s financial reporting as it engages in original productions around the globe. Mr. Neumann was not employed by the Company in 2018.

•	for Mr. Sarandos, consideration was given to his global stature as a leading media executive and his role in obtaining globally relevant content for the Company’s international expansion, his significant contributions to the Company’s original content strategy, the buildout of the infrastructure to support that strategy, and the market demand for high-level content programming talent. Consideration was also given to Mr. Sarandos’s new role in leading the Marketing organization. Mr. Sarandos’s allocatable compensation was increased from $25,000,000 to $30,000,000 for 2019.
•	for Mr. Peters, consideration was given to his responsibility for the development and deployment of the Company’s increasing engineering systems and product offerings across the globe and in multiple languages, as well as the continued market demand for engineering talent. His allocatable compensation was increased from $12,000,000 to $16,000,000 for 2019.

•	for Mr. Hyman, consideration was given to his performance in managing and developing a global legal and public policy function, and his allocatable compensation was increased from $5,500,000 to $7,000,000 for 2019.

•	for Mr. Wells, consideration was given to his performance in managing the finance organization as the Company’s business continued to evolve and grow internationally. Mr. Wells’s allocatable compensation increased from $5,000,000 to $6,000,000 for 2019.

•	for Mr. Bennett, consideration was given to his responsibilities for managing a global marketing team tasked with promoting the Company and its content slate, and in particular its original content, around the world. Mr. Bennett’s allocatable compensation remained flat at $7,000,000 for 2019.

Individual employee performance, including that of our Named Executive Officers, is evaluated on an ongoing basis. To the extent such performance exceeds or falls short of the Company’s performance values, the Company may take action that includes, in the case of star performers, promotions or increases in compensation or, in the case of under performers, demotion, a reduction in compensation or termination.

2020 PROXY STATEMENT    43

After considering the above, in 2019, the compensation components for the Named Executive Officers were as follows. Please see the Summary Executive Compensation table provided in this Proxy Statement for a complete description of the compensation of the Named Executive Officers:

Name and Position	2019 Annual Cash Salary ($)	2019 Total Annual Stock Option Allocation, with 1/12 granted monthly ($)[1]

Reed Hastings, Chief Executive Officer, President, Chairman of the Board	700,000	30,800,000

Spencer Neumann, Chief Financial Officer	5,000,000	5,000,000

Ted Sarandos, Chief Content Officer	18,000,000	13,500,000

Greg Peters, Chief Product Officer	10,000,000	6,800,000

David Hyman, Chief Legal Officer	3,500,000	3,850,000

David Wells, former Chief Financial Officer	3,500,000	2,800,000

Kelly Bennett, former Chief Marketing Officer	6,200,000	1,150,000
1.	The dollar amounts set forth in this column are different than the amounts in the “Option Awards” column of the Summary Executive Compensation table because the amounts in this column are reflective of the total compensation amount attributable to stock option grants, rather than the accounting valuation which is reflected in the Summary Executive Compensation table.

Further, in connection with their mutually agreed departure from Netflix, Mr. Wells and Mr. Bennett entered into Netflix’s standard form of release agreement which included customary confidentiality and release provisions and each received a lump sum cash payment calculated in accordance with the Severance Plan of $4,500,000 and $5,250,000 respectively. Upon joining the Company, Mr. Neumann received a one-time cash payment of $1,700,000, which served as an inducement for him to join the Company.

Method for determining monthly stock option grants

After the total annual stock option allocation is established, the Named Executive Officers receive monthly option grants pursuant to the Company’s monthly option grant program, which is applicable to all salaried employees. Under this program, salaried employees, including the Named Executive Officers, receive on the first trading day of the month fully vested options granted at fair market value as reflected by the closing price of our stock on the date of the option grant. The number of stock options granted monthly fluctuates based on the closing price of our stock on the date of the option grant.

In 2019, the actual number of options granted to the Named Executive Officers each month was determined by the following formula: (The amount of an employee’s total annual stock option allocation/12) / ([the closing price of our stock on the date of option grant] x 0.40).

For stock option accounting purposes, the dollar values of stock options granted by the Company, as reflected in the Summary Executive Compensation table, below, are different than the dollar values of the total annual stock option allocation in the table above. The difference arises as the stock option allocation in the table above is the amount used to determine the number of options granted whereas the dollar values of stock option grants in the Summary Executive Compensation table reflects their grant date fair value under the accounting rules.

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Named Executive Officer Compensation for 2020

Allocatable compensation for the Named Executive Officers in 2020 was determined in consultation with

Compensia. For the fiscal year ending December 31, 2020, the compensation components for the Named Executive Officers serving in 2020 are being allocated as follows, based on the methods described above:

Name and Position	2020 Annual Salary ($)	2020 Annual Stock Option Allocation[1] ($)	2020 Monthly Stock Option Allocation[1] ($)

Reed Hastings Chief Executive Officer, President, Chairman of the Board	650,000	34,000,000	2,833,333

Spencer Neumann Chief Financial Officer	6,050,000	5,500,000	458,333

Ted Sarandos Chief Content Officer	20,000,000	14,650,000	1,220,833

Greg Peters Chief Product Officer	12,000,000	6,900,000	575,000

David Hyman Chief Legal Officer	5,500,000	3,950,000	329,167
1.	Includes the annual stock option allowance of 5% of allocatable compensation.

Termination-Based Compensation and Change in Control Retention Incentives

The Named Executive Officers are beneficiaries of the Company’s Severance Plan. Under this Severance Plan, each employee of the Company at the level of Vice President or higher (“Covered Executive”) is entitled to a severance benefit upon termination of employment (other than for cause, death or permanent disability) so long as he or she signs a waiver and release of claims and an agreement not to disparage the Company, its directors or its officers in a form reasonably satisfactory to the Company.

The severance benefit consists of a lump sum cash payment equal to nine (9) months of allocatable compensation, or, for newly hired Covered Executives only, a cash payment equal to 24 months of allocatable compensation, which is reduced by an amount equal to one (1) month of allocatable compensation for each month of tenure at the Company for the first 15 months of continuous employment following hire by the Company, such that the minimum benefit for such newly hired Covered Executives is the cash equivalent of nine (9) months of allocatable compensation. The right to receive a severance benefit terminates upon a change in control transaction, so that the Covered Executives under the Severance Plan are not entitled to both a change in control benefit as well as a severance benefit.

In lieu of the severance benefit described above, the Severance Plan provides that employees covered by the Severance Plan who are employed by the Company on the date of a change in control transaction are entitled to receive a lump sum cash payment equal to twelve (12) months of allocatable compensation regardless of whether their employment terminates.

The Company also maintains a plan for its director level employees (the “Director Plan”) that provides those employees who are employed by the Company on the date of a change in control transaction with a lump sum cash payment equal to six (6) months of

2020 PROXY STATEMENT    45

allocatable compensation, regardless of whether their employment terminates. While director level employees are not guaranteed any severance upon termination of employment, to the extent any severance is provided to a director level employee, payment associated with the change in control will be in lieu of or otherwise offset against any such severance payment.

We have a single trigger change in control plan for our executives. Given our monthly grants of fully vested options, a change in control does not trigger acceleration of unvested shares, which is a typical concern about single triggers. We use a single trigger change in control plan because we believe that double trigger plans, which require the occurrence of both a change in control and the executive’s termination of service from the Company for an executive to receive severance, create a misaligned incentive for executives to attempt to be terminated from the Company in the event of a change in control. We would rather encourage our executives to continue to focus on the long-term success of the Company instead of severance opportunities.

The benefits owing under the Severance Plan or Director Plan are to be paid to an individual covered under the applicable plan by the Company as soon as administratively practicable following the completion of all conditions to the payment, but in no event more than two and one half months following the date of the triggering event. The Company believes that benefits under the Severance Plan are consistent with similar benefits offered to executive officers of similarly situated companies and moreover, the Severance Plan is an important mechanism for attracting and retaining outstanding performers. Each of the terms “allocatable compensation,” “cause” and “change in control” are defined in the Severance Plan, a copy of which is attached as Exhibit 10.14 to the Company’s Form 10-Q filed on July 19, 2017.

Tax Considerations

Section 162(m) of the Internal Revenue Code was among the provisions that were amended pursuant to

The Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law on December 22, 2017. The prior version of Section 162(m) generally disallowed a tax deduction for compensation that we paid to our Chief Executive Officer or any of the next three most highly compensated executive officers (excluding the Chief Financial Officer) to the extent that the compensation for any such individual exceeded $1 million in any taxable year. However, this deduction limitation did not apply to compensation that was “performance-based” under Section 162(m). The Tax Act amended Section 162(m) to eliminate the exception for performance-based compensation. As a result, effective for our 2018 fiscal year and thereafter, the maximum U.S. federal income tax deduction that we may receive for annual compensation paid to any officer covered by Section 162(m) will be $1 million per officer, subject to a transition rule that is described below.

The Tax Act also expanded the individuals covered by Section 162(m) to include our Chief Financial Officer and certain of our former officers. Separately, the Tax Act included a transition rule with respect to compensation that is provided pursuant to a written binding contract in effect on November 2, 2017 and not materially modified after that date. The Company continued to grant stock options in 2019, although such grants will not be deductible to the extent the total compensation for each officer subject to the rules of Section 162(m) exceeds $1 million in the year in which the stock options are exercised.

The Compensation Committee considers the tax impact of the Company’s compensation programs, and will generally seek to preserve the deductibility of any performance-based compensation that is subject to the transition rule of the Tax Act, to the extent practicable and in the best interests of the Company and its stockholders. However, the Compensation Committee reserves the right to pay compensation that is not tax deductible.

46    NETFLIX

Prohibition on Hedging

The Company’s Insider Trading Policy, which was updated in March 2020, prohibits our section 16 officers and directors from engaging in any transactions involving any hedging or derivatives of Company equity securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities (including forward sales contracts, equity swaps, collars, puts, calls, exchange traded options and exchange funds), or otherwise engaging in transactions that are designed to hedge or offset decreases in the market value of the Company’s equity securities, provided that it does not limit director and officer participation in the Company’s stock option program. This prohibition applies only to transactions initiated on or after March 4, 2020 and applies to Company equity securities that are (i) granted to the section 16 officer or director by the Company as part of their compensation or (ii) held, directly or indirectly, by the section 16 officer or the director.

Compensation Risk

The Company’s compensation policies for non-executive salaried employees are the same as those outlined for its Named Executive Officers. Given the design of our compensation structure, as detailed in the foregoing Compensation Discussion and Analysis, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Moreover, as described in Proposal Four, if the Company’s proposed Netflix, Inc. 2020 Stock Plan is adopted by shareholders, the Netflix, Inc. 2020 Stock Plan will allow us to recover certain performance-based equity awards or amounts paid in respect of such awards in the event of certain acts of misconduct by award recipients. Such misconduct generally relates to contributing to or failing to take reasonable steps to prevent an accounting restatement due to material noncompliance with financial reporting requirements.

Code of Ethics

The Company has adopted a Code of Ethics for its directors, officers and other employees. A copy of the Code of Ethics is available on the Company’s Investor Relations website at http://www.netflixinvestor.com/governance/governance-docs. Any waivers of the Code of Ethics will be posted at that website.

2020 PROXY STATEMENT    47

       Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee of the Board

Rodolphe Belmer

Timothy M. Haley

Jay C. Hoag

Anne Sweeney

48    NETFLIX

       Compensation of Executive

       Officers and Other Matters

Summary Executive Compensation

The following Summary Executive Compensation table sets forth information concerning the compensation paid by the Company to: (i) the Chief Executive Officer (the Company’s principal executive officer), (ii) the Chief Financial Officer (the Company’s principal financial officer), and (iii) the Company’s other named executive officers listed below. A description of the method for determining the amount of salary in proportion to total compensation is set forth above in “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)		Total ($)

Reed Hastings Chief Executive Officer, President, Chairman of the Board	2019	700,000				37,411,492	—	465,637	[5]	38,577,129
	2018	700,000				35,380,417	—	—		36,080,417
	2017	850,000				23,527,499	—	—		24,377,499

Spencer Neumann Chief Financial Officer	2019	4,981,693	[3]	1,700,000	[4]	5,272,020	—	29,008	[6]	11,982,721

Ted Sarandos Chief Content Officer	2019	18,000,000				16,575,902	—	98,497	[7]	34,674,399
	2018	12,000,000				17,615,220	—	32,251	[8]	29,647,471
	2017	1,000,000				12,389,532	9,045,000	8,100	[9]	22,442,632

Greg Peters Chief Product Officer	2019	10,000,000				8,287,734	—	340,976	[10]	18,628,710
	2018	6,000,000				7,985,902	—	832,687	[11]	14,818,589
	2017	1,000,000				3,725,022	2,763,750	1,748,718	[12]	9,237,490

David Hyman[13] Chief Legal Officer	2019	3,500,000				4,643,129	—	15,550	[14]	8,158,679
	2018	2,500,000				3,914,510	—	11,890	[15]	6,426,400
	2017	1,761,538				1,435,074	1,608,000	309,027	[16]	5,113,639

Kelly Bennett[17] Former Chief Marketing Officer	2019	3,234,615	[18]			702,806	—	5,287,099	[19]	9,224,520
	2018	5,284,616				1,124,402	—	47,550	[20]	6,456,568

David Wells Former Chief Financial Officer	2019	365,385	[21]			260,975	—	4,506,222	[22]	5,132,582
	2018	2,800,000				3,030,461	—	8,250	[23]	5,838,711
	2017	2,500,000				2,127,673	—	553,641	[24]	5,181,314
1.

Dollar amounts in the Option Awards column reflect the grant date fair value with respect to stock options during the respective fiscal year. The dollar amounts set forth in the Option Awards column are different than the stock option allocation amounts described in the section above entitled “Compensation Discussion and Analysis”

2020 PROXY STATEMENT    49

because the stock option allocation amounts are reflective of the total compensation amount attributable to stock option grants, rather than the accounting valuation. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2019 and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” in the Company’s Form 10-K filed with the SEC on January 29, 2020.
2.	In accordance with the Company’s Performance Bonus Plan as approved by the Compensation Committee, the dollar amounts represent the amount earned in 2017 for the achievement of the established performance goals.
3.	Amount reflects the prorated payment of Mr. Neumann’s salary based on his employment start date of January 7, 2019.
4.	Amount represents a one-time cash payment Mr. Neumann received upon joining the Company, which served as an inducement for him to join the Company.
5.	Includes $465,637 for personal use of company aircraft.
6.	Includes $6,731 representing our matching contribution made under our 401(k) plan and $22,277 for car services.
7.	Includes $9,800 representing our matching contribution made under our 401(k) plan, $74,282 for personal use of company aircraft and $14,415 for car services.
8.	Includes $8,250 representing our matching contribution made under our 401(k) plan, $19,599 for personal use of company aircraft, and $4,402 for commuting expenses.
9.	Includes $8,100 representing our matching contribution made under our 401(k) plan.
10.	Includes $340,471 for personal use of company aircraft and $505 for commuting expenses.
11.	Includes $829,025 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment and $3,662 for commuting expenses.
12.	Includes $1,746,105 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment and $2,613 for commuting expenses.
13.	Mr. Hyman was not a Named Executive Officer for 2018 but was a Named Executive Officer for 2017.
14.	Includes $9,800 representing our matching contribution made under our 401(k) plan, $1,481 reimbursed by the Company for tax preparation, $4,118 for commuting expenses, and $151 for car services.
15.	Includes $8,250 representing our matching contribution made under our 401(k) plan and $3,640 for commuting expenses.
16.	Includes $8,100 representing our matching contribution made under our 401(k) plan and payment of $300,155 for living allowances, taxes paid by the Company to tax equalize the employee for an expatriate assignment and $772 of commuting expenses.
17.	Mr. Bennett was not a Named Executive Officer for 2017.
18.	Amount reflects the prorated payment of Mr. Bennett’s salary based on his employment end date of June 30, 2019.
19.	Includes $9,800 representing our matching contribution made under our 401(k) plan, $1,481 paid by the Company for tax preparation, $25,818 for car services and $5,250,000 calculated in accordance with the Severance Plan.
20.	Includes $8,250 representing our matching contribution made under our 401(k) plan and payment of $13,532 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment, $25,327 for car services and $441 for commuting expenses.
21.	Amount reflects the prorated payment of Mr. Wells’s salary based on his employment end date of January 18, 2019.
22.	Includes $4,711 representing our matching contribution made under our 401(k) plan, $1,511 paid by the Company for tax preparation, $4,500,000 calculated in accordance with the Severance Plan.
23.	Includes $8,250 representing our matching contribution made under our 401(k) plan.
24.	Includes $8,100 representing our matching contribution made under our 401(k) plan and payment of $545,541 for living allowances and taxes paid by the Company to tax equalize the employee for an expatriate assignment.

50    NETFLIX

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards made to the Named Executive Officers during 2019. As described above in “Compensation Discussion and Analysis,” the Company grants employees, including the Named Executive Officers, fully vested stock options on a monthly basis. These stock options can generally be exercised up to 10 years following the date of grant, regardless of employment status. These are the only equity awards made to the Named Executive Officers. The material terms of these stock option grants, including the formula for determining the number of stock options to be granted, are set forth above in “Compensation Discussion and Analysis.”

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Reed Hastings	1/2/2019	22,338	267.66	3,056,980

Reed Hastings	2/1/2019	18,881	339.85	3,280,781

Reed Hastings	3/1/2019	17,958	357.32	3,280,804

Reed Hastings	4/1/2019	17,486	366.96	3,185,022

Reed Hastings	5/1/2019	16,939	378.81	3,185,022

Reed Hastings	6/3/2019	19,061	336.63	3,184,943

Reed Hastings	7/1/2019	17,130	374.60	3,056,095

Reed Hastings	8/1/2019	20,083	319.50	3,055,914

Reed Hastings	9/3/2019	22,181	289.29	3,056,021

Reed Hastings	10/1/2019	23,802	269.58	3,023,273

Reed Hastings	11/1/2019	22,373	286.81	3,023,393

Reed Hastings	12/2/2019	20,699	309.99	3,023,244

Spencer Neumann	2/1/2019	1,308	339.85	227,279

Spencer Neumann	3/1/2019	2,916	357.32	532,733

Spencer Neumann	4/1/2019	2,838	366.96	516,933

Spencer Neumann	5/1/2019	2,750	378.81	517,079

Spencer Neumann	6/3/2019	3,095	336.63	517,150

Spencer Neumann	7/1/2019	2,781	374.60	496,147

Spencer Neumann	8/1/2019	3,260	319.50	496,055

Spencer Neumann	9/3/2019	3,601	289.29	496,133

2020 PROXY STATEMENT    51

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Spencer Neumann	10/1/2019	3,864	269.58	490,796

Spencer Neumann	11/1/2019	3,632	286.81	490,813

Spencer Neumann	12/2/2019	3,361	309.99	490,899

Ted Sarandos	1/2/2019	11,091	267.66	1,517,816

Ted Sarandos	2/1/2019	8,276	339.85	1,438,046

Ted Sarandos	3/1/2019	7,871	357.32	1,437,978

Ted Sarandos	4/1/2019	7,664	366.96	1,395,975

Ted Sarandos	5/1/2019	7,425	378.81	1,396,115

Ted Sarandos	6/3/2019	8,355	336.63	1,396,055

Ted Sarandos	7/1/2019	7,508	374.60	1,339,472

Ted Sarandos	8/1/2019	8,802	319.50	1,339,349

Ted Sarandos	9/3/2019	9,723	289.29	1,339,601

Ted Sarandos	10/1/2019	10,433	269.58	1,325,175

Ted Sarandos	11/1/2019	9,806	286.81	1,325,142

Ted Sarandos	12/2/2019	9,073	309.99	1,325,180

Greg Peters	1/2/2019	5,137	267.66	703,004

Greg Peters	2/1/2019	4,168	339.85	724,236

Greg Peters	3/1/2019	3,965	357.32	724,379

Greg Peters	4/1/2019	3,861	366.96	703,270

Greg Peters	5/1/2019	3,739	378.81	703,040

Greg Peters	6/3/2019	4,209	336.63	703,291

Greg Peters	7/1/2019	3,782	374.60	674,731

Greg Peters	8/1/2019	4,434	319.50	674,696

Greg Peters	9/3/2019	4,897	289.29	674,692

Greg Peters	10/1/2019	5,255	269.58	667,477

Greg Peters	11/1/2019	4,939	286.81	667,436

Greg Peters	12/2/2019	4,570	309.99	667,483

David Hyman	1/2/2019	2,549	267.66	348,833

52    NETFLIX

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

David Hyman	2/1/2019	2,360	339.85	410,076

David Hyman	3/1/2019	2,245	357.32	410,146

David Hyman	4/1/2019	2,186	366.96	398,173

David Hyman	5/1/2019	2,117	378.81	398,057

David Hyman	6/3/2019	2,383	336.63	398,180

David Hyman	7/1/2019	2,141	374.60	381,967

David Hyman	8/1/2019	2,511	319.50	382,084

David Hyman	9/3/2019	2,772	289.29	381,916

David Hyman	10/1/2019	2,976	269.58	378,004

David Hyman	11/1/2019	2,796	286.81	377,840

David Hyman	12/2/2019	2,587	309.99	377,851

Kelly Bennett	1/2/2019	739	267.66	101,133

Kelly Bennett	2/1/2019	705	339.85	122,502

Kelly Bennett	3/1/2019	670	357.32	122,404

Kelly Bennett	4/1/2019	653	366.96	118,942

Kelly Bennett	5/1/2019	633	378.81	119,022

Kelly Bennett	6/3/2019	711	336.63	118,802

David Wells	1/2/2019	1,907	267.66	260,975

2020 PROXY STATEMENT    53

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 31, 2019. All options are fully vested and can generally be exercised up to 10 years following the date of grant.

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Reed Hastings	83,692	9.96	3/1/2020

Reed Hastings	77,777	10.71	4/1/2020

Reed Hastings	57,197	14.57	5/3/2020

Reed Hastings	54,369	15.33	6/1/2020

Reed Hastings	53,193	15.67	7/1/2020

Reed Hastings	57,260	14.55	8/2/2020

Reed Hastings	43,239	19.27	9/1/2020

Reed Hastings	37,716	22.09	10/1/2020

Reed Hastings	34,853	23.91	11/1/2020

Reed Hastings	29,148	28.59	12/1/2020

Reed Hastings	32,697	25.49	1/3/2021

Reed Hastings	41,097	30.41	2/1/2021

Reed Hastings	42,763	29.23	3/1/2021

Reed Hastings	36,141	34.58	4/1/2021

Reed Hastings	36,890	33.88	5/2/2021

Reed Hastings	32,739	38.18	6/1/2021

Reed Hastings	32,648	38.28	7/1/2021

Reed Hastings	33,222	37.63	8/1/2021

Reed Hastings	37,513	33.32	9/1/2021

Reed Hastings	77,266	16.18	10/3/2021

Reed Hastings	109,249	11.44	11/1/2021

Reed Hastings	130,263	9.60	12/1/2021

54    NETFLIX

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Reed Hastings	121,121	10.32	1/3/2022

Reed Hastings	35,581	17.57	2/1/2022

Reed Hastings	38,801	16.11	3/1/2022

Reed Hastings	38,388	16.28	4/2/2022

Reed Hastings	53,774	11.62	5/1/2022

Reed Hastings	69,503	8.99	6/1/2022

Reed Hastings	64,477	9.69	7/2/2022

Reed Hastings	80,276	7.79	8/1/2022

Reed Hastings	78,225	7.99	9/4/2022

Reed Hastings	78,057	8.01	10/1/2022

Reed Hastings	56,315	11.10	11/1/2022

Reed Hastings	57,561	10.86	12/3/2022

Reed Hastings	47,551	13.14	1/2/2023

Reed Hastings	35,399	23.54	2/1/2023

Reed Hastings	30,807	27.05	3/1/2023

Reed Hastings	31,976	26.06	4/1/2023

Reed Hastings	27,398	30.42	5/1/2023

Reed Hastings	26,278	31.71	6/3/2023

Reed Hastings	26,012	32.04	7/1/2023

Reed Hastings	23,415	35.59	8/1/2023

Reed Hastings	20,188	41.29	9/3/2023

Reed Hastings	17,969	46.37	10/1/2023

Reed Hastings	17,717	47.04	11/1/2023

Reed Hastings	16,030	51.99	12/2/2023

Reed Hastings	16,079	51.83	1/2/2024

Reed Hastings	21,637	57.77	2/3/2024

Reed Hastings	19,635	63.66	3/3/2024

Reed Hastings	23,996	52.10	4/1/2024

2020 PROXY STATEMENT    55

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Reed Hastings	25,998	48.07	5/1/2024

Reed Hastings	20,734	60.29	6/2/2024

Reed Hastings	18,494	67.59	7/1/2024

Reed Hastings	20,566	60.77	8/1/2024

Reed Hastings	18,361	68.09	9/2/2024

Reed Hastings	19,943	62.69	10/1/2024

Reed Hastings	22,526	55.49	11/3/2024

Reed Hastings	25,599	48.83	12/1/2024

Reed Hastings	25,074	49.85	1/2/2025

Reed Hastings	45,290	63.01	2/2/2025

Reed Hastings	41,601	68.61	3/2/2025

Reed Hastings	48,363	59.02	4/1/2025

Reed Hastings	35,868	79.58	5/1/2025

Reed Hastings	32,067	89.00	6/1/2025

Reed Hastings	30,485	93.64	7/1/2025

Reed Hastings	25,360	112.56	8/3/2025

Reed Hastings	26,977	105.79	9/1/2025

Reed Hastings	26,933	105.98	10/1/2025

Reed Hastings	26,513	107.64	11/2/2025

Reed Hastings	22,765	125.37	12/1/2025

Reed Hastings	25,959	109.96	1/4/2026

Reed Hastings	42,176	94.09	2/1/2026

Reed Hastings	40,374	98.30	3/1/2026

Reed Hastings	37,547	105.70	4/1/2026

Reed Hastings	42,629	93.11	5/2/2026

Reed Hastings	39,097	101.51	6/1/2026

Reed Hastings	41,055	96.67	7/1/2026

Reed Hastings	42,055	94.37	8/1/2026

56    NETFLIX

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Reed Hastings	40,755	97.38	9/1/2026

Reed Hastings	38,670	102.63	10/3/2026

Reed Hastings	32,188	123.30	11/1/2026

Reed Hastings	33,857	117.22	12/1/2026

Reed Hastings	31,130	127.49	1/3/2027

Reed Hastings	31,373	140.78	2/1/2027

Reed Hastings	30,961	142.65	3/1/2027

Reed Hastings	30,062	146.92	4/3/2027

Reed Hastings	28,431	155.35	5/1/2027

Reed Hastings	27,097	162.99	6/1/2027

Reed Hastings	30,216	146.17	7/3/2027

Reed Hastings	24,264	182.03	8/1/2027

Reed Hastings	25,275	174.74	9/1/2027

Reed Hastings	24,952	177.01	10/2/2027

Reed Hastings	22,306	198.00	11/1/2027

Reed Hastings	23,641	186.82	12/1/2027

Reed Hastings	21,966	201.07	1/2/2028

Reed Hastings	22,557	265.07	2/1/2028

Reed Hastings	20,590	290.39	3/1/2028

Reed Hastings	21,332	280.29	4/2/2028

Reed Hastings	19,085	313.30	5/1/2028

Reed Hastings	16,612	359.93	6/1/2028

Reed Hastings	15,016	398.18	7/2/2028

Reed Hastings	17,670	338.38	8/1/2028

Reed Hastings	16,444	363.60	9/4/2028

Reed Hastings	15,676	381.43	10/1/2028

Reed Hastings	18,839	317.38	11/1/2028

Reed Hastings	20,597	290.30	12/3/2028

2020 PROXY STATEMENT    57

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Reed Hastings	22,338	267.66	1/2/2029

Reed Hastings	18,881	339.85	2/1/2029

Reed Hastings	17,958	357.32	3/1/2029

Reed Hastings	17,486	366.96	4/1/2029

Reed Hastings	16,939	378.81	5/1/2029

Reed Hastings	19,061	336.63	6/3/2029

Reed Hastings	17,130	374.60	7/1/2029

Reed Hastings	20,083	319.50	8/1/2029

Reed Hastings	22,181	289.29	9/3/2029

Reed Hastings	23,802	269.58	10/1/2029

Reed Hastings	22,373	286.81	11/1/2029

Reed Hastings	20,699	309.99	12/2/2029

Spencer Neumann	1,308	339.85	2/1/2029

Spencer Neumann	2,916	357.32	3/1/2029

Spencer Neumann	2,838	366.96	4/1/2029

Spencer Neumann	2,750	378.81	5/1/2029

Spencer Neumann	3,095	336.63	6/3/2029

Spencer Neumann	2,781	374.60	7/1/2029

Spencer Neumann	3,260	319.50	8/1/2029

Spencer Neumann	3,601	289.29	9/3/2029

Spencer Neumann	3,864	269.58	10/1/2029

Spencer Neumann	3,632	286.81	11/1/2029

Spencer Neumann	3,361	309.99	12/2/2029

Ted Sarandos	25,130	79.58	5/1/2025

Ted Sarandos	22,470	89.00	6/1/2025

Ted Sarandos	21,357	93.64	7/1/2025

Ted Sarandos	15,952	125.37	12/1/2025

Ted Sarandos	26,125	94.09	2/1/2026

58    NETFLIX

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Ted Sarandos	25,008	98.30	3/1/2026

Ted Sarandos	26,405	93.11	5/2/2026

Ted Sarandos	25,430	96.67	7/1/2026

Ted Sarandos	26,050	94.37	8/1/2026

Ted Sarandos	25,245	97.38	9/1/2026

Ted Sarandos	19,938	123.30	11/1/2026

Ted Sarandos	20,972	117.22	12/1/2026

Ted Sarandos	19,282	127.49	1/3/2027

Ted Sarandos	16,279	140.78	2/1/2027

Ted Sarandos	15,679	146.17	7/3/2027

Ted Sarandos	11,574	198.00	11/1/2027

Ted Sarandos	11,397	201.07	1/2/2028

Ted Sarandos	11,200	265.07	2/1/2028

Ted Sarandos	10,223	290.39	3/1/2028

Ted Sarandos	10,592	280.29	4/2/2028

Ted Sarandos	9,476	313.30	5/1/2028

Ted Sarandos	8,248	359.93	6/1/2028

Ted Sarandos	7,456	398.18	7/2/2028

Ted Sarandos	8,773	338.38	8/1/2028

Ted Sarandos	8,165	363.60	9/4/2028

Ted Sarandos	7,783	381.43	10/1/2028

Ted Sarandos	9,354	317.38	11/1/2028

Ted Sarandos	10,227	290.30	12/3/2028

Ted Sarandos	11,091	267.66	1/2/2029

Ted Sarandos	8,276	339.85	2/1/2029

Ted Sarandos	7,871	357.32	3/1/2029

Ted Sarandos	7,664	366.96	4/1/2029

Ted Sarandos	7,425	378.81	5/1/2029

2020 PROXY STATEMENT    59

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Ted Sarandos	8,355	336.63	6/3/2029

Ted Sarandos	7,508	374.60	7/1/2029

Ted Sarandos	8,802	319.50	8/1/2029

Ted Sarandos	9,723	289.29	9/3/2029

Ted Sarandos	10,433	269.58	10/1/2029

Ted Sarandos	9,806	286.81	11/1/2029

Ted Sarandos	9,073	309.99	12/2/2029

Greg Peters	5,047	112.56	8/3/2025

Greg Peters	5,366	105.79	9/1/2025

Greg Peters	5,357	105.98	10/1/2025

Greg Peters	5,274	107.64	11/2/2025

Greg Peters	4,528	125.37	12/1/2025

Greg Peters	5,163	109.96	1/4/2026

Greg Peters	7,251	94.09	2/1/2026

Greg Peters	6,941	98.30	3/1/2026

Greg Peters	6,455	105.70	4/1/2026

Greg Peters	7,329	93.11	5/2/2026

Greg Peters	6,721	101.51	6/1/2026

Greg Peters	7,058	96.67	7/1/2026

Greg Peters	7,230	94.37	8/1/2026

Greg Peters	7,007	97.38	9/1/2026

Greg Peters	6,648	102.63	10/3/2026

Greg Peters	5,533	123.30	11/1/2026

Greg Peters	5,821	117.22	12/1/2026

Greg Peters	5,352	127.49	1/3/2027

Greg Peters	4,846	140.78	2/1/2027

Greg Peters	4,783	142.65	3/1/2027

Greg Peters	4,644	146.92	4/3/2027

60    NETFLIX

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Greg Peters	4,392	155.35	5/1/2027

Greg Peters	4,186	162.99	6/1/2027

Greg Peters	4,668	146.17	7/3/2027

Greg Peters	3,891	182.03	8/1/2027

Greg Peters	4,054	174.74	9/1/2027

Greg Peters	4,001	177.01	10/2/2027

Greg Peters	3,578	198.00	11/1/2027

Greg Peters	3,791	186.82	12/1/2027

Greg Peters	3,523	201.07	1/2/2028

Greg Peters	5,187	265.07	2/1/2028

Greg Peters	4,735	290.39	3/1/2028

Greg Peters	4,906	280.29	4/2/2028

Greg Peters	4,389	313.30	5/1/2028

Greg Peters	3,820	359.93	6/1/2028

Greg Peters	3,453	398.18	7/2/2028

Greg Peters	4,063	338.38	8/1/2028

Greg Peters	3,782	363.60	9/4/2028

Greg Peters	3,605	381.43	10/1/2028

Greg Peters	4,332	317.38	11/1/2028

Greg Peters	4,737	290.30	12/3/2028

Greg Peters	5,137	267.66	1/2/2029

Greg Peters	4,168	339.85	2/1/2029

Greg Peters	3,965	357.32	3/1/2029

Greg Peters	3,861	366.96	4/1/2029

Greg Peters	3,739	378.81	5/1/2029

Greg Peters	4,209	336.63	6/3/2029

Greg Peters	3,782	374.60	7/1/2029

Greg Peters	4,434	319.50	8/1/2029

2020 PROXY STATEMENT    61

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Greg Peters	4,897	289.29	9/3/2029

Greg Peters	5,255	269.58	10/1/2029

Greg Peters	4,939	286.81	11/1/2029

Greg Peters	4,570	309.99	12/2/2029

David Hyman	5,145	60.77	8/1/2024

David Hyman	4,592	68.09	9/2/2024

David Hyman	4,984	62.69	10/1/2024

David Hyman	5,635	55.49	11/3/2024

David Hyman	6,398	48.83	12/1/2024

David Hyman	6,272	49.85	1/2/2025

David Hyman	3,962	63.01	2/2/2025

David Hyman	3,647	68.61	3/2/2025

David Hyman	4,235	59.02	4/1/2025

David Hyman	3,143	79.58	5/1/2025

David Hyman	2,807	89.00	6/1/2025

David Hyman	2,667	93.64	7/1/2025

David Hyman	2,221	112.56	8/3/2025

David Hyman	2,363	105.79	9/1/2025

David Hyman	2,359	105.98	10/1/2025

David Hyman	2,322	107.64	11/2/2025

David Hyman	1,994	125.37	12/1/2025

David Hyman	2,274	109.96	1/4/2026

David Hyman	4,439	94.09	2/1/2026

David Hyman	4,249	98.30	3/1/2026

David Hyman	3,952	105.70	4/1/2026

David Hyman	4,487	93.11	5/2/2026

David Hyman	4,115	101.51	6/1/2026

David Hyman	4,321	96.67	7/1/2026

62    NETFLIX

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

David Hyman	4,426	94.37	8/1/2026

David Hyman	4,290	97.38	9/1/2026

David Hyman	4,070	102.63	10/3/2026

David Hyman	3,387	123.30	11/1/2026

David Hyman	3,564	117.22	12/1/2026

David Hyman	3,276	127.49	1/3/2027

David Hyman	1,798	140.78	2/1/2027

David Hyman	1,775	142.65	3/1/2027

David Hyman	1,722	146.92	4/3/2027

David Hyman	1,630	155.35	5/1/2027

David Hyman	1,553	162.99	6/1/2027

David Hyman	1,732	146.17	7/3/2027

David Hyman	1,390	182.03	8/1/2027

David Hyman	1,449	174.74	9/1/2027

David Hyman	1,430	177.01	10/02/2027

David Hyman	1,278	198.00	11/01/2027

David Hyman	1,355	186.82	12/01/2027

David Hyman	1,259	201.07	01/02/2028

David Hyman	2,574	265.07	02/01/2028

David Hyman	2,349	290.39	03/01/2028

David Hyman	2,435	280.29	04/02/2028

David Hyman	2,177	313.30	05/01/2028

David Hyman	1,896	359.93	06/01/2028

David Hyman	1,713	398.18	07/02/2028

David Hyman	2,017	338.38	08/01/2028

David Hyman	1,876	363.60	09/04/2028

David Hyman	1,789	381.43	10/01/2028

David Hyman	2,150	317.38	11/01/2028

2020 PROXY STATEMENT    63

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

David Hyman	2,350	290.30	12/03/2028

David Hyman	2,549	267.66	01/02/2029

David Hyman	2,360	339.85	02/01/2029

David Hyman	2,245	357.32	03/01/2029

David Hyman	2,186	366.96	04/01/2029

David Hyman	2,117	378.81	05/01/2029

David Hyman	2,383	336.63	06/03/2029

David Hyman	2,141	374.60	07/01/2029

David Hyman	2,511	319.50	08/01/2029

David Hyman	2,772	289.29	09/03/2029

David Hyman	2,976	269.58	10/01/2029

David Hyman	2,796	286.81	11/01/2029

David Hyman	2,587	309.99	12/02/2029

Kelly Bennett	644	68.61	3/2/2025

Kelly Bennett	1,470	79.58	5/1/2025

Kelly Bennett	1,309	89.00	6/1/2025

Kelly Bennett	1,246	93.64	7/1/2025

Kelly Bennett	1,040	112.56	8/3/2025

Kelly Bennett	1,181	105.79	9/1/2025

Kelly Bennett	1,180	105.98	10/1/2025

Kelly Bennett	1,161	107.64	11/2/2025

Kelly Bennett	997	125.37	12/1/2025

Kelly Bennett	1,137	109.96	1/4/2026

Kelly Bennett	1,771	94.09	2/1/2026

Kelly Bennett	1,695	98.30	3/1/2026

Kelly Bennett	1,577	105.70	4/1/2026

Kelly Bennett	1,790	93.11	5/2/2026

Kelly Bennett	1,642	101.51	6/1/2026

64    NETFLIX

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Kelly Bennett	1,724	96.67	7/1/2026

Kelly Bennett	1,766	94.37	8/1/2026

Kelly Bennett	1,712	97.38	9/1/2026

Kelly Bennett	1,624	102.63	10/3/2026

Kelly Bennett	1,351	123.30	11/1/2026

Kelly Bennett	1,422	117.22	12/1/2026

Kelly Bennett	1,308	127.49	1/3/2027

Kelly Bennett	1,272	140.78	2/1/2027

Kelly Bennett	1,256	142.65	3/1/2027

Kelly Bennett	1,220	146.92	4/3/2027

Kelly Bennett	1,153	155.35	5/1/2027

Kelly Bennett	1,099	162.99	6/1/2027

Kelly Bennett	1,226	146.17	7/3/2027

Kelly Bennett	984	182.03	8/1/2027

Kelly Bennett	1,026	174.74	9/1/2027

Kelly Bennett	1,012	177.01	10/2/2027

Kelly Bennett	905	198.00	11/1/2027

Kelly Bennett	959	186.82	12/1/2027

Kelly Bennett	891	201.07	1/2/2028

Kelly Bennett	668	265.07	2/1/2028

Kelly Bennett	609	290.39	3/1/2028

Kelly Bennett	632	280.29	4/2/2028

Kelly Bennett	565	313.30	5/1/2028

Kelly Bennett	492	359.93	6/1/2028

Kelly Bennett	445	398.18	7/2/2028

Kelly Bennett	585	338.38	8/1/2028

Kelly Bennett	544	363.60	9/4/2028

Kelly Bennett	519	381.43	10/1/2028

2020 PROXY STATEMENT    65

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Kelly Bennett	624	317.38	11/1/2028

Kelly Bennett	682	290.30	12/3/2028

Kelly Bennett	739	267.66	1/2/2029

Kelly Bennett	705	339.85	2/1/2029

Kelly Bennett	670	357.32	3/1/2029

Kelly Bennett	653	366.96	4/1/2029

Kelly Bennett	633	378.81	5/1/2029

Kelly Bennett	711	336.63	6/3/2029

David Wells	3,367	68.09	9/2/2024

David Wells	3,654	62.69	10/1/2024

David Wells	4,130	55.49	11/3/2024

David Wells	4,690	48.83	12/1/2024

David Wells	4,599	49.85	1/2/2025

David Wells	5,537	63.01	2/2/2025

David Wells	5,082	68.61	3/2/2025

David Wells	5,915	59.02	4/1/2025

David Wells	4,382	79.58	5/1/2025

David Wells	3,920	89.00	6/1/2025

David Wells	3,731	93.64	7/1/2025

David Wells	3,101	112.56	8/3/2025

David Wells	3,298	105.79	9/1/2025

David Wells	3,293	105.98	10/1/2025

David Wells	3,241	107.64	11/2/2025

David Wells	2,784	125.37	12/1/2025

David Wells	3,173	109.96	1/4/2026

David Wells	3,986	94.09	2/1/2026

David Wells	3,814	98.30	3/1/2026

David Wells	3,548	105.70	4/1/2026

66    NETFLIX

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

David Wells	4,028	93.11	5/2/2026

David Wells	3,694	101.51	6/1/2026

David Wells	3,880	96.67	7/1/2026

David Wells	3,973	94.37	8/1/2026

David Wells	3,851	97.38	9/1/2026

David Wells	3,654	102.63	10/3/2026

David Wells	3,041	123.30	11/1/2026

David Wells	3,199	117.22	12/1/2026

David Wells	2,942	127.49	1/3/2027

David Wells	2,826	140.78	2/1/2027

David Wells	2,790	142.65	3/1/2027

David Wells	2,708	146.92	4/3/2027

David Wells	2,562	155.35	5/1/2027

David Wells	2,441	162.99	6/1/2027

David Wells	2,722	146.17	7/3/2027

David Wells	2,186	182.03	8/1/2027

David Wells	2,277	174.74	9/1/2027

David Wells	2,248	177.01	10/2/2027

David Wells	2,010	198.00	11/1/2027

David Wells	2,130	186.82	12/1/2027

David Wells	1,979	201.07	1/2/2028

David Wells	1,925	265.07	2/1/2028

David Wells	1,758	290.39	3/1/2028

David Wells	1,821	280.29	4/2/2028

David Wells	1,629	313.30	5/1/2028

David Wells	1,418	359.93	6/1/2028

David Wells	1,282	398.18	7/2/2028

David Wells	1,508	338.38	8/1/2028

2020 PROXY STATEMENT    67

	Option Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

David Wells	1,404	363.60	9/4/2028

David Wells	1,338	381.43	10/1/2028

David Wells	1,609	317.38	11/1/2028

David Wells	1,758	290.30	12/3/2028

David Wells	1,907	267.66	1/2/2029

Option Exercises

The following table sets forth information concerning each exercise of stock options during 2019 for each of the Named Executive Officers on an aggregated basis.

Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]

Reed Hastings	682,199	221,477,910

Spencer Neumann	—	—

Ted Sarandos	—	—

Greg Peters	—	—

David Hyman	—	—

David Wells	35,917	9,899,689

Kelly Bennett	—	—
1.	Dollar value realized on exercise equals the difference between the closing price on the date of exercise less the exercise price of the option and does not necessarily reflect the sales price of the shares or if a sale was made.

68    NETFLIX

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers are beneficiaries of the Company’s Amended and Restated Executive Severance and Retention Incentive Plan, as described in more detail above in “Compensation Discussion and Analysis.” The information below reflects the estimated value of the compensation to be paid by the Company to each of the Named Executive Officers in the event of termination or a change in control under the terms of the Amended and Restated Executive Severance and Retention Incentive Plan. The amounts shown below assume that termination or change in control was effective as of December 31, 2019 and is based on 2020 allocatable compensation, which went into effect prior to the end of the 2019 fiscal year. The actual amounts that would be paid can only be determined at the time of the actual triggering event.

Name	Severance Benefit[1] ($)	Change in Control Benefit[2] ($)

Reed Hastings	24,750,000	33,000,000

Spencer Neumann	11,916,667	11,000,000

Ted Sarandos	24,750,000	33,000,000

Greg Peters	13,500,000	18,000,000

David Hyman	6,750,000	9,000,000
1.	The amounts in this column correspond to lump sum payments in cash that are equal to nine months of allocatable compensation, except with respect to Mr. Neumann, for whom the lump sum payment would equal thirteen months of his allocatable compensation as of December 31, 2019. As described above, allocatable compensation excludes the annual stock option allowance of 5% of allocatable compensation. The amounts in this column would be payable upon a termination of employment (other than for cause, death, or permanent disability), so long as the Named Executive Officer signs a waiver and release of claims and an agreement not to disparage the Company, its directors or its officers in a form reasonably satisfactory to the Company. The right to receive a severance benefit terminates upon a change in control transaction, so that the Named Executive Officers are not entitled to both a change in control benefit and a severance benefit.
2.	The amounts in this column correspond to lump sum payments in cash that are equal to twelve months of allocatable compensation for the Named Executive Officer as of December 31, 2019, which excludes the annual stock option allowance of 5% of allocatable compensation. These are single-trigger payments that would be made upon a change in control, provided that the Named Executive Officer had not previously received severance under the Severance Plan.

In connection with their mutually agreed departures from Netflix in January 2019 and June 2019, respectively, Mr. Wells and Mr. Bennett entered into Netflix’s standard form of release agreement which included customary confidentiality and release provisions and each received a lump sum cash payment calculated in accordance with the Severance Plan of $4,500,000 and $5,250,000 respectively.

2020 PROXY STATEMENT    69

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Hastings, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As disclosed in the Summary Executive Compensation table, the 2019 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $38,577,129. The 2019 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $202,931. Based on the foregoing, our estimate of the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2019 is 190 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of December 31, 2019, our global employee population consisted of 8,628 employees, which excludes workers employed through unaffiliated third parties for which we do not set compensation. We annualized the compensation of all full-time and part-time employees who were not employed by us for all of 2019.

We selected December 31, 2019, which is within the last three months of 2019, as the date upon which we would identify the “median employee”. We also used December 31 as our measuring date in 2018.

Consistent with the Summary Executive Compensation table, we examined total annual compensation for all employees, which included: base salary, incentive compensation plan payments, option awards consisting of stock options, and other compensation such as 401(k) matching contributions.

For employees outside the United States, we converted their compensation to U.S. dollars using the applicable average exchange rate for 2019.

70    NETFLIX

Proposal 4
Approval of the Netflix, Inc. 2020 Stock Plan
The Board unanimously recommends that the stockholders vote “FOR” approval of the 2020 Plan.

Reason for the Proposal

We are asking stockholders to approve the Netflix, Inc. 2020 Stock Plan (the “2020 Plan”), which was adopted, subject to stockholder approval, by the Board on March 4, 2020 (the “Board Approval Date”).

The Company currently maintains the Netflix, Inc. 2011 Stock Plan (the “2011 Plan”). As of April 8, 2020, a total of 18,796,456 shares of Netflix common stock (“Shares”) were then subject to outstanding awards granted under the 2011 Plan, and an additional 5,343,099 Shares were then available for new grants under the 2011 Plan. The Board and management believe that the 2011 Plan should be updated to align with current compensation and benefits best practices. Moreover, it is difficult to precisely estimate when the shares under the 2011 Plan will be exhausted, since the number of shares granted under our program is dependent on our stock price, employee population and the participation of employees in allocating compensation to stock options.

The purpose of the 2020 Plan is to help the Company attract and retain the best available employees, consultants and directors and to incentivize such individuals to promote the Company’s success. The Board and management believe that being able to offer equity awards as one element of our total compensation serves as an effective vehicle for aligning stockholder interest with employees’ interests. Our three-year average dilution rate of just 0.55%—extremely low compared to S&P 500 Media and Entertainment companies—has ensured that our equity offering has had limited impact on our existing shareholders. As such, the Board and management believe that the approval of the 2020 Plan is in the best interest of stockholders and important to the future success of the Company.

If stockholders approve the 2020 Plan, no new awards will be granted under the 2011 Plan after the

Annual Meeting. In that case, (1) 17,500,000 new Shares will become available for award grants under the 2020 Plan; (2) the number of Shares that remained available for award grants under the 2011 Plan as of 12:01 a.m. Pacific Time on the Board Approval Date (such time, the “Effective Time”) will become available for award grants under the 2020 Plan, and (3) any Shares subject to awards under the 2011 Plan that are outstanding as of the Effective Time that, after the Effective Time, expire, become unexercisable, or are forfeited or repurchased by the Company without having become vested will also become available for grant under the 2020 Plan (such Shares in this prong (3), the “Returning Shares”). In sum, if stockholders approve the 2020 Plan, the 2020 Plan will be the successor to the 2011 Plan, provided that the termination of our grant authority under the 2011 Plan will not affect awards then outstanding thereunder.

If stockholders do not approve the 2020 Plan, the Company will continue to have the authority to grant awards under the 2011 Plan.

Based solely on the closing price of the Company’s common stock, as reported on the Nasdaq Stock Market on April 8, 2020, which was $371.12 per Share, the maximum aggregate market value of the 17,500,000 new Shares that could be issued under the 2020 Plan is $6,494,600,000.

Key Features of the 2020 Plan

The 2020 Plan, as approved by the Board, has several key differences from the 2011 Plan, which are intended to reflect current compensation and governance best practices, including:

•

Limitations on Shares Available for Awards. No more than 41,724,628 Shares may be issued under the 2020 Plan, which is the sum of 17,500,000 new Shares, plus the number of Shares available under the 2011 Plan for additional award grant purposes as of the Effective Time, plus the aggregate number of Shares subject to outstanding awards under the 2011 Plan as of the Effective Time to account for the maximum potential amount of Returning Shares. Shares granted under the 2020 Plan may be either authorized but unissued Shares or treasury Shares. The 2020 Plan also contains limitations on the number of Shares that may be issued to a participant during any fiscal year by award type. The Board expects that the number of Shares available, if approved by the stockholders,

72    NETFLIX

will satisfy equity compensation needs for approximately four to six years based on historical grants. Additional information about how the Board and management set the number of Shares authorized under the 2020 Plan is available in the “Additional Information Regarding Share Increase” section below.

•	No Dividend, Dividend Equivalents, or Similar Distributions Paid on Unvested Awards. The 2020 Plan prohibits the payment of dividends, dividend equivalents, and other distributions on awards until those awards are earned and vested. In addition, the 2020 Plan prohibits the granting of dividend equivalents with respect to stock options and stock appreciation rights.

•	No Automatic Accelerated Vesting Upon a Change in Control if Outstanding Awards are Assumed or Substituted. A Change in Control of the Company does not, by itself, trigger vesting of awards under the 2020 Plan. Any awards that are assumed or substituted in accordance with the 2020 Plan will continue to vest pursuant to their original vesting terms. However, if outstanding awards are not assumed or substituted in accordance with the 2020 Plan, effective immediately prior to the Change in Control and conditioned upon the completion of such Change in Control, all outstanding awards shall become fully vested, exercisable and/or have their restrictions lapse, as applicable, as described in greater detail below; provided that such acceleration and associated payments may be reduced under certain circumstances to minimize taxes under Section 4999 (“Section 4999”) of the of the Internal Revenue Code of 1986, as amended (the “Code”).

•	No Liberal Change in Control Definition. The 2020 Plan features a Change in Control definition that makes clear that a consummated merger is a Change in Control under the 2020 Plan. The announcement or stockholder approval of (rather than a consummation of) a change in control transaction is not a Change in Control under the 2020 Plan. The Change in Control definition in the 2020 Plan also tracks more closely to the Change in Control definition in the Company’s Executive Severance and Retentive Incentive Plan.

•	Performance-Based Awards are Subject to a Clawback. Performance-based awards under the 2020 Plan are subject to forfeiture and a clawback if a participant engaged in certain Misconduct (as defined in the 2020 Plan), as further described below.

•	Fungible Ratio. The maximum number of Shares reserved for issuance under the 2020 Plan will be reduced by 2.39 Shares for every one restricted stock unit or share of restricted stock granted thereunder.

•	Governing Law. The 2020 Plan specifies that it shall be administered, construed and governed in accordance with the Code and the laws of the State of Delaware, but without regard to its conflict of law rules.

The 2020 Plan also retains the 2011 Plan’s disciplined equity compensation practices, such as:

•	No Evergreen Provision. There is no evergreen feature under which the Shares authorized for issuance under the 2020 Plan can be automatically replenished.

•	No Discounted Awards. Awards that have an exercise price or base value cannot be granted with an exercise price or base value less than the fair market value on the grant date, except for any options that the Committee grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer).

•	No Repricing or Exchange of Stock Options or Stock Appreciation Rights. The 2020 Plan does not permit repricing of options or stock appreciation rights or the exchange of underwater options or stock appreciation rights for cash or other awards without stockholder approval, except in connection with certain adjustments to the Company’s corporate structure or a Change in Control.

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•	No Liberal Share Recycling. The 2020 Plan contains responsible share recycling provisions. Any shares surrendered or withheld to satisfy tax withholding on awards or to pay the exercise price or purchase price of any award will not become available for future grant or sale under the 2020 Plan. The 2020 Plan also provides that the gross number of stock appreciation rights exercised or settled in Shares will not become available for future issuance under the 2020 Plan.

Additional Information Regarding Share Increase

Compared with the 2011 Plan, the 2020 Plan would increase the number of Shares reserved for issuance by 17,500,000 new Shares, which would help ensure that a sufficient reserve of Shares remains available for issuance to allow the Company to use equity incentives to attract, retain and motivate key employees, consultants and directors, who are essential to the Company’s long-term growth and financial success. The Company relies on equity incentives in the form of stock options, and the Board, the Committee and management believe that these equity incentives are necessary for the Company to maintain a competitive equity compensation program. The 2011 Plan was designed to be effective for a maximum term of 10 years, with the intent of having the equity incentive share reserve replenished thereafter. It is difficult to precisely estimate when the shares under the 2011 Plan will be exhausted, since the number of shares granted under our program is dependent on our stock price, employee population and the participation of employees in allocating compensation to stock options. Given the importance of offering competitive equity compensation to our employees, directors and other service providers, the Company proposes that no more than 41,724,628 Shares may be issued under the 2020 Plan, which is the sum of the 17,500,000 new Shares, plus the number of Shares available under the 2011 Plan for additional award grant purposes as of the Effective Time, plus the aggregate number of Shares subject to outstanding awards under the 2011 Plan as of the Effective Time to account for the maximum potential amount of Returning Shares.

In determining the number of Shares to reserve under the 2020 Plan, management and the Committee, in consultation with an independent compensation consultant, evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards, as discussed further in the “Share Usage, Dilution, Burn Rate, and Overhang” section below. The Board, the Committee and management believe the increased dilution resulting from the approval of the 2020 Plan remains consistent with stockholder interests, in particular since our three-year average dilution rate of 0.55% is extremely low as compared to S&P 500 Media and Entertainment companies.

Incentive Equity Awards in Fiscal 2019

The Company grants stock options to more than 82% of all our employees annually. In fiscal 2019, we granted stock options covering 2,588,380 Shares under the 2011 Plan, of which awards for 466,961 Shares, or 18%, were granted to our named executive officers; awards for 23,431 Shares, or 1%, were granted to our non-employee directors; and awards for 2,097,998 Shares, or 81%, were granted to our broad-based employee population. We did not grant any other form of equity awards or equity-based awards.

As of December 31, 2019, the total number of Shares underlying outstanding options under the 2011 Plan was 18,658,946. The outstanding options have exercise prices ranging from $7.79 to $398.18, and the aggregate intrinsic value of these options that were in the money on December 31, 2019 was $3,562,686,526. The outstanding options generally are vested on the date of grant, pursuant to the Company’s monthly option grant program. Vested stock options can be exercised up to ten years following grant regardless of employment status. The 2020 Plan was adopted on the Board Approval Date and no awards were granted thereunder prior to the Annual Meeting.

Equity Grants in Fiscal 2020

Pursuant to past practice, on the first trading date of each month in fiscal 2020, the Company granted vested options to our named executive officers. For such options, the weighted average exercise price

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was $357.85 and the weighted average remaining contractual life was 9.86 years. Immediately following the April 2020 grant, 5,343,099 Shares remained available for issuance as incentive awards under the 2011 Plan and our overhang was 5.91%. We calculated overhang based on the number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by total common shares outstanding as of April 1, 2020. Overhang is also described in greater detail below.

Share Usage, Dilution, Burn Rate, and Overhang

Upon adoption by stockholders at the Annual Meeting, the 2020 Plan will authorize no more than 41,724,628 Shares for issuance under the 2020 Plan, which is the sum of the 17,500,000 new Shares, plus the number of

Shares available under the 2011 Plan for additional award grant purposes as of the Effective Time, plus the aggregate number of Shares subject to outstanding awards under the 2011 Plan as of the Effective Time to account for the maximum potential amount of Returning Shares. Incentive awards under the 2020 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, or dividend equivalents. The number of Shares available for awards under the 2020 Plan will be increased in an amount equal to awards that are forfeited, repurchased or terminated without issuance of Shares. Adjustments will be made in the aggregate number of Shares that may be issued under the 2020 Plan in the event of a change affecting Shares, such as a stock dividend or split, recapitalization, reorganization, or merger.

Equity Plan Share Reservation Summary Table1

A	Total Shares authorized under 2011 Plan[2]	39,900,000

B	Total Shares awarded from 2011 Plan through the Effective Time	34,369,894

C	Shares added back to share reserve from 2011 Plan through the Effective Time due to cancellations and forfeitures of awards	0

D	Shares available to be granted under the 2011 Plan as of the Effective Time (A-B+C)	5,530,106

E	Shares subject to outstanding awards under the 2011 Plan as of the Effective Time[3]	18,694,522

F	New Shares available for grant under the 2020 Plan	17,500,000

G	Maximum Share Limit under the 2020 Plan (D+E+F)	41,724,628

H	Common Shares outstanding as of December 31, 2019	438,806,649
1.	This table does not include the annual equity awards granted in Fiscal 2020 after the Effective Time, as described in “Equity Grants in Fiscal 2020” above.
2.	Total Shares authorized under 2011 Plan reflects the seven-for-one stock split in July 2015. Pre-split Total Shares authorized was 5,700,000.
3.	Only the portion of such Shares that are Returning Shares will become available for issuance under the 2020 Plan.

In determining the number of shares to reserve under the 2020 Plan, management and the Committee evaluated the 2011 Plan’s historic dilution rate, burn rate, and overhang. This helps the Company ensure that it is continuing to take a disciplined approach to equity compensation.

The 17,500,000 new Shares represents 3.99% of our total common shares outstanding as of December 31, 2019. There were 438,806,649 Shares outstanding as of December 31, 2019. Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total common shares outstanding at the end of the year. The average annual dilution over the last three fiscal years was 0.55%. Several factors contribute to our low dilution rate. In particular, our high market capitalization relative to our number of employees allows for competitive compensation to be delivered to employees at a relatively low cost to shareholders.

2020 PROXY STATEMENT    75

Additionally, our employees generally make an election regarding how their compensation is allocated between cash and equity compensation, which generally leads to higher salaries and lower equity compensation spending, relative to our peers.

Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations. Our annual burn rate over the last three fiscal years has averaged 0.55%, which falls below the ISS 2020 3-year gross burn rate guideline for S&P 500 Media & Entertainment companies, which is 3.50%. Our method for calculating burn rate is generally aligned with ISS’s method and any differences for Netflix are negligible. Our burn rate is nearly identical to our dilution rate because the Company has so few cancellations, due to our practice of granting fully vested options and our strong share price performance.

An additional metric that we use to measure the cumulative impact of the 2011 Plan is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 6.77%. If the 2020 Plan is approved with 17,500,000 new Shares, our overhang would increase to 10.13%.

We calculate dilution, burn rate and overhang based upon total common shares outstanding at the end of the fiscal year. Taking into account the Company’s equity grant practices and the foregoing information, the Company believes that the additional share authorization requested is appropriate.

Equity Compensation Plan Key Metrics Summary Table

	Fiscal 2019 (%)	Fiscal 2018 (%)	Fiscal 2017 (%)	Three Year Average (Fiscal 2017-2019) (%)

Percentage of Equity-Based Awards Granted to Named Executive Officers	18	20	24	21

Dilution	0.59	0.47	0.59	0.55

Burn Rate	0.59	0.47	0.59	0.55

Overhang	6.15	6.68	7.47	6.77

New Plan Benefits and Plan Participation

Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive discretionary awards under the 2020 Plan.

All benefits or amounts that will be awarded or paid under the 2020 Plan cannot currently be determined. Awards granted under the 2020 Plan are within the discretion of the Committee, and the Committee has not determined all future awards or who might receive them. The 2020 Plan does not have set benefits or amounts, and no grants or awards have been made by the Board or the Committee to date under the 2020 Plan subject to stockholder approval.

Under our current monthly option grant program, we generally permit salaried employees to elect to receive monthly grants of fully vested stock options instead of cash compensation. The Company expects to continue to make grants under the Company’s monthly option grant program, under which certain employees receive, on the first trading day of the month, fully vested options granted at fair market value as reflected by the closing price on the day of the option grant. The actual number of options granted to employees each month in 2019 was determined based on the following formula: (the amount of an employee’s total annual stock option allocation/12) / (the closing trading price of a share of our stock on the grant date x 0.40). The total annual

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stock option allocation is comprised of a minimum of stock option allowance (generally based on upon 5% of a salaried employee’s allocatable compensation), and certain employees are permitted to make a supplemental allocation to their total annual stock option allocation from their cash compensation.

Awards granted in fiscal year 2019 under the 2011 Plan would not have changed if the 2020 Plan had been in effect instead of the 2011 Plan, provided that the Board or a Committee may adjust, eliminate or otherwise modify the Company’s option granting practices and option allowances, including, without limitation, the monthly option formula that underlies our monthly option grant program. The following table sets forth information with respect to the grant of options and other awards under our 2011 Plan to the executive officers named in this proxy statement’s Summary Executive Compensation table who are current executive officers, to all current executive officers as a group, to all non-employee directors as a group, to several other classes of individuals, and to all other employees as a group during the Company’s last fiscal year:

Name and Position	Number of Units Underlying Options[1]	Weighted Average Exercise Price Per Share ($)

Reed Hastings Chief Executive Officer, President, Chairman of the Board	238,931	320.44

Spencer Neumann Chief Financial Officer	33,406	325.14

Ted Sarandos Chief Content Officer	106,027	319.79

Greg Peters Chief Product Officer	52,956	320.23

David Hyman Chief Legal Officer	29,623	320.87

David Wells Former Chief Financial Officer	1,907	267.66

Kelly Bennett Former Chief Marketing Officer	4,111	339.47

All current executive officers as a group	468,038	320.66

All non-employee directors as a group	23,431	320.08

Each nominee for election as a director	243,617	320.43

Each associate of any such directors, executive officers or nominees	—	—

Each other person who received or is to receive 5 percent of such options, warrants or other rights	—	—

All employees, other than executive officers, as a group	2,096,911	320.67
1.	This column includes the number of Shares underlying options granted under the 2011 Plan during fiscal 2019. Given that the number of shares underlying options that are granted each month pursuant to our monthly option grant program is dependent on our stock price at the time such options are granted, we cannot determine future grants under the 2020 Plan with specificity. Other variable factors also contribute to uncertainty regarding future grants, such as changes in employees’ base compensation rates and the acquisition of new employees. Therefore, future awards under the 2020 Plan are not determinable.

2020 PROXY STATEMENT    77

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2019. There were no equity compensation plans or arrangements not approved by security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans or arrangements approved by security holders:

2011 Plan	18,658,946		136.55	6,111,561

2002 Plan[1]	2,200,380		20.29	—

Equity compensation plans not approved by security holders	—		—	—

Total	20,859,326	[2]	124.28	6,111,561
1.	The Company’s Amended and Restated 2002 Stock Plan (the “2002 Plan”) terminated in 2012, and no new awards may be issued thereunder. The outstanding options under the 2002 Plan are described in this row.
2.	Weighted average life is 5.57 years.

The Board unanimously recommends that the stockholders vote “FOR” approval of the 2020 Plan.

Description of the 2020 Plan

The following is a summary of the principal features of the 2020 Plan, as approved by the Board on March 4, 2020, subject to stockholder approval. This summary is not a complete description of all of the provisions of the 2020 Plan, and is qualified in its entirety by the specific language of the 2020 Plan. A copy of the 2020 Plan is provided as Appendix A to this Proxy Statement.

Background and Purpose of the 2020 Plan

The 2020 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, and (5) dividend equivalents (individually, an “Award”). The 2020 Plan is intended to attract and retain (1) employees of the Company and its subsidiaries, (2) consultants who provide significant services to the Company and its subsidiaries, and (3) directors of the Company who are not employees of the Company or any subsidiary. The 2020 Plan is also intended to encourage stock ownership by such employees, directors, and consultants, thereby aligning their interests with those of the Company’s stockholders. As defined in the 2020 Plan and used in the description below, “Shares” refers to shares of Netflix’s common stock.

Administration of the 2020 Plan

The 2020 Plan is administered by one or more Committees appointed by the Board. The Compensation Committee of the Board (the “Compensation Committee”) and any Authorized Officers (defined below) are Committees under the 2020 Plan and have certain delegated authority to administer the 2020 Plan and currently are expected to do so throughout the life of the 2020 Plan. The Compensation Committee must consist of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code (“Section 162(m)”). The Board delegated authority to administer the 2020 Plan and to designate employees to receive Shares

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under and pursuant to the terms of the 2020 Plan to the Chief Executive Officer, the Chief Financial Officer, the Chief Talent Officer, the General Counsel, the Secretary, the Assistant Secretary, and Allison Wright (Vice President in the Company’s Talent organization) during her employment with the Company (each, an “Authorized Officer”); provided that only the Board or the Compensation Committee may award options to any Authorized Officer or any officer subject to the reporting obligations of Section 16(a) of the Securities Exchange Act of 1934, as amended.

Subject to the terms of the 2020 Plan, the Administrator (which consists of the Board or any of its Committees) has the discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the 2020 Plan and outstanding Awards; subject to limitations on any authority delegated by the Board to any Committee. The Administrator may not delegate its authority and powers with respect to Awards intended to continue to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify.

Number of Shares of Common Stock Available Under the 2020 Plan

No more than 41,724,628 Shares may be issued under the 2020 Plan, which is the sum of the 17,500,000 new Shares, plus the number of Shares available under the 2011 Plan for additional award grant purposes as of the Effective Time, plus the aggregate number of Shares subject to outstanding awards under the 2011 Plan as of the Effective Time to account for the maximum potential amount of Returning Shares. As of April 8, 2020, no Awards have been granted under the 2020 Plan. Shares granted under the 2020 Plan may be either authorized but unissued Shares or treasury Shares. As of April 8, 2020, the closing price of our common stock on NASDAQ was $371.12 per Share.

The maximum number of Shares reserved for issuance under the 2020 Plan will be reduced by 2.39 Shares for every one (1) restricted stock unit or share of restricted stock (referred to as a “full value award”) granted. If an Award is settled in cash, cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the 2020 Plan in the same proportion. For example, for every full value award share that is cancelled, terminated, expired or lapsed, 2.39 Shares will return to the available pool, and for every stock option that is cancelled, terminated, expired or lapsed, one (1) Share will return to the available pool.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to full value awards, is forfeited to or repurchased by the Company, the unpurchased (or forfeited or repurchased, as applicable) Shares that were subject to the Award will become available for future grant or sale under the 2020 Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the 2020 Plan. Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the portion of the Award that is exercised will cease to be available under the 2020 Plan. Shares that actually have been issued under the 2020 Plan under any Award will not be returned to or become available for future distribution under the 2020 Plan, excluding unvested Shares of any full value awards that are repurchased by the Company or are forfeited to the Company. To the extent an Award is paid out in cash rather than Shares, such cash payments will not reduce the number of Shares available for issuance under the 2020 Plan. Shares actually issued pursuant to Awards transferred under any exchange program to reprice options or stock appreciation rights will not become available for grant under the 2020 Plan.

If the Company experiences a stock dividend, reorganization, or other change in capital structure, the Committee will, in such manner as it determines is equitable, adjust the number and class of Shares available for issuance under the 2020 Plan, the outstanding Awards, and the per-person limits on

2020 PROXY STATEMENT    79

Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, consultants, and directors who will be granted Awards under the 2020 Plan on the basis of their service to the Company and its subsidiaries. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants. As of April 8, 2020, approximately 8,382 of our employees, 11 directors and 1,866 consultants would be eligible to participate in the 2020 Plan.

No Repricing

No exchange programs to reprice options or stock appreciation rights are permitted under the 2020 Plan without the approval of our stockholders.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 2020 Plan, the Committee may grant nonqualified stock options to employees, consultants and directors and/or incentive stock options to employees (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options (and/or stock appreciation rights) covering more than 5,000,000 Shares.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. An exception may be made for any options that the Committee grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer). In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date)

the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Netflix or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the 2020 Plan.

Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than 10 years after the grant date for incentive stock options. In addition, a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries may not be granted an incentive stock option that is exercisable after five years from the option’s grant date.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) equal to (1) the number of Shares exercised, times (2) the amount by which the Company’s stock price exceeds the exercise price. The exercise price is set by the Committee but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to incentive stock options, meaning that the expiration may not be later than 10 years after the grant date. SARs also are subject to the same per-person limits (5,000,000 covered Shares for SARs and/or options in any fiscal year).

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Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 5,000,000 Shares of restricted stock (and/or restricted stock units).

In determining whether an Award of restricted stock should be made, and/or the period of restriction for any such Award, the Committee may impose whatever conditions it determines to be appropriate.

A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to Shares; provided, however, that such dividends and other distribution amounts may be accrued but not paid to such holder until all conditions or restrictions relating to the Shares underlying the restricted stock have been satisfied or lapsed, and will otherwise be forfeited.

Restricted Stock Units

Restricted stock units represent a right to receive Shares at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the Shares issued in settlement of the Award, the consideration for which is furnished in the form of the participant’s service to the Company. In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. The Company may settle the restricted stock units in cash, in Shares or in a combination of both.

The initial value of each restricted stock unit on the date of grant will be equal to the fair market value of a Share on such date. Grants of restricted stock units are subject to the same per-person limits as restricted stock (5,000,000 restricted stock units and/or Shares of restricted stock in any fiscal year).

Dividend Equivalents

The Committee may provide that awards under the 2020 Plan (other than options or stock appreciation rights) earn dividends or dividend equivalents based on the amount of cash dividends paid by the Company to holders of Shares, provided that such dividend and dividend equivalent and other distribution amounts or consideration with respect to any Share underlying an Award may not paid to a participant until all conditions or restrictions relating to such Share have been satisfied or lapsed and shall otherwise be forfeited. Dividend equivalents may be settled in cash, Shares, other securities, other Awards, or property as determined in the Committee’s discretion.

Performance Goals

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award, including, but not limited to, the following measures, which are defined in the 2020 Plan:

•	Earnings Per Share

•	Profit

•	Return on Equity

•	Revenue

•	Subscriber Metrics

•	Total Shareholder Return

Any performance criteria used under the 2020 Plan may be measured, as applicable (1) in absolute terms, (2) in combination with more than one performance goal, (3) in relative terms (including, but not limited to, as compared to results for other periods of time, and/or against another company or companies), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a business unit or units of the Company, and/or (6) on a pre-tax or after-tax basis. Further, any performance goals may be used to measure the performance of the Company as a whole or of a business unit or other segment of the Company, or of one or more product lines or specific markets, and may be measured relative to a peer group or index. Pursuant to the terms of the 2020 Plan, the Committee may determine whether any element(s) or item(s) will be

2020 PROXY STATEMENT    81

included in or excluded from the calculation of any performance goal with respect to any participants.

The 2020 Plan contains individual award limitations and performance goals to allow certain performance-based awards granted prior to November 2, 2017 to preserve their grandfathered treatment under the Tax Cuts and Jobs Act of 2017 (the “Grandfathered Awards”), to the extent applicable.

Change in Control Treatment

In the event of a Change in Control (as defined in the 2020 Plan), awards then-outstanding under the 2020 Plan will not automatically become fully vested so long as such awards are assumed or substituted in accordance with the 2020 Plan. If such outstanding awards are not so assumed or substituted, effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control, the following will occur with respect to such outstanding awards:

•	All options and stock appreciation rights will become fully vested and exercisable, and the Committee will provide participants a reasonable opportunity to exercise such awards prior to and contingent on the consummation of the transaction resulting in the Change in Control. Any such options or stock appreciation rights that are not exercised prior to the Change in Control will be cancelled, and the Committee will pay each participant the difference between the exercise price for their options or the grant price for their stock appreciation rights and the per Share consideration provided to other similarly situated stockholders in such Change in Control;

•	All restricted stock units and restricted stock awards that are not performance-based will become fully vested and any restrictions applicable to them will lapse, and they will be settled or paid in cash and/or Shares at the Committee’s discretion;

•	All awards with conditions and restrictions relating to the attainment of performance goals will vest and be paid out in cash or Shares at the Committee’s discretion, such that (x) for awards with performance periods that have been completed as of the date of the Change in Control but not yet paid, performance goals will be deemed to be achieved at actual performance and all other terms and conditions met and (y) for awards with performance periods that are in progress as of the date of the Change in Control, performance goals will be deemed to be achieved at 100% of target levels and all other terms and conditions will be deemed met for the entire performance period (not pro-rata).

Clawback

If the Committee or its delegates determines in its discretion that a participant engaged in “Misconduct” (as defined in the 2020 Plan, and which generally relates to contributing to or failing to take reasonable steps to prevent an accounting restatement due to material noncompliance with financial reporting requirements), the Committee may, in its discretion, determine that the participant will not vest or otherwise earn performance-based awards, and the participant will have no rights or entitlements whatsoever to performance-based awards thereafter, provided that such performance-based awards were granted, vested, or otherwise earned during the one-year period preceding the date on which the Company disclosed on Form 8-K or in other publicly-filed disclosure that it is required to restate its financial statements. The Committee or its delegates expressly reserve all rights and remedies with respect to treatment of any such performance-based awards, including, without limitation, withholding or rescinding them or demanding repayment for any cash proceeds that may have been distributed to a participant with respect to them. No officer, director or employee may participate in any decision regarding the determination of Misconduct with respect to his or her own awards.

Limited Transferability of Awards

Awards granted under the 2020 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit an individual to transfer an Award to an individual or entity. Any transfer will be

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made in accordance with procedures established by the Committee.

Amendment and Termination of the 2020 Plan

The Board generally may amend or terminate the 2020 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent. Additionally, the Company will obtain stockholder approval of any 2020 Plan amendment to the extent necessary and desirable to comply with applicable law.

Summary of U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of equity awards granted under the 2020 Plan. Tax consequences for any particular individual may be different. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions and their interpretations are subject to change, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code (“Section 83(b)”) as described below, the participant generally is not required to recognize ordinary income upon the grant of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to a substantial risk of forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares.

If a participant makes a Section 83(b) election to recognize ordinary income on the date the restricted shares are granted, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of grant over the amount, if any, paid for

2020 PROXY STATEMENT    83

those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

Restricted Stock Units. A participant generally is not required to recognize income upon the grant of a restricted stock unit. In general, on the date the restricted stock units settle, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the restricted stock units as of the settlement date. In addition, Federal Insurance Contributions Act (“FICA”) taxes are imposed in the year of vesting (which may occur prior to the year of settlement).

Dividend Equivalents. Dividend equivalents are generally taxable as ordinary income when received by the participant.

General Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2020 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Moreover, if a participant recognizes ordinary income due to a disqualifying disposition of an incentive stock option, the Company would generally be entitled to a deduction in the same amount.

Performance-Based Compensation. In general, Section 162(m) denies a publicly held company a federal income tax deduction for compensation in excess of $1,000,000 per year per person paid to certain of its executive officers subject to certain exceptions. “Performance-based” compensation is not subject to the $1,000,000 deduction limit for Grandfathered Awards.

Parachute Payments. The vesting of any portion of an Award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated Awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may not be deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2020 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Participants are solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Registration with the SEC

We intend to file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the Shares reserved for issuance under the 2020 Plan.

Summary

We believe strongly that the approval of the 2020 Plan is important to our continued success. Awards such as those provided under the 2020 Plan constitute an important incentive and help us attract and retain high performing individuals.

Required Vote

In order to be adopted, the 2020 Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the Company’s common stock. Stockholders may direct that their votes be cast for or against the proposal, or stockholders may abstain from this proposal.

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Abstentions will have the same effect as votes cast against the proposal. Broker shares that are not voted on this proposal are not considered votes cast. If stockholders do not approve the 2020 Plan, the Company will have no equity incentive plan under which it may grant future equity awards upon the expiration of the 2011 Plan.

The Board unanimously recommends that the stockholders vote FOR approval of the 2020 Plan.

2020 PROXY STATEMENT    85

Proposal 5
Stockholder Proposal for Political Disclosures
The Board unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal for political disclosures.

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, the beneficial owner of no less than 700 shares of the Company’s common stock on the date the proposal was submitted, has notified the Company of her intent to present the following proposal at the Annual Meeting.

RESOLVED, Shareholders of Netflix Inc. (“Netflix” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

•	The identity of the recipient as well as the amount paid to each; and

•	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Netflix, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties; or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “Disclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including Salesforce.com Inc., Microsoft Corp., and Electronic Arts, Inc., which present this information on their websites.

Proposals on this topic at Alliant Energy and Cognizant Technology Solutions passed last year, despite board opposition. The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

Increase Long-Term Shareholder Value

Vote for Political Disclosures—Proposal 5

2020 PROXY STATEMENT    87

Netflix Opposing Statement

The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of Netflix and our stockholders.

This shareholder proposal is similar to a proposal presented last year and that failed to receive a majority of votes cast. Political contributions are already publicly disclosed. Indeed, federal and all 50 state election laws require either the contributor or the recipient campaign or committee to publicly file reports disclosing such contributions. Those disclosures are aggregated by a number of groups and are available and easily searchable on public websites. Therefore, we do not believe that the benefit of the requested report is outweighed by the resources required to prepare such a report.

As is noted in the supporting statement, the shareholder is also concerned that trade association or nonprofit payments could be used for electoral purposes, and thus seeks that additional information as part of the report. We would note that the trade associations Netflix joins for various business-related reasons may also take political or policy positions we do not share, and that are not directly attributable to the membership dues we pay. Thus, the requested report could be misleading in this regard. It can also be difficult for us to assess exactly how our contributions to such organizations could be used, which would make it difficult to comply with this proposal.

For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of Netflix or our stockholders, and recommends that you vote “AGAINST” Proposal Five.

Required Vote

The affirmative vote of the majority of the votes cast is required to approve the stockholder proposal. The proposal is precatory and accordingly, is not binding on the Board or the Company.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal for political disclosures.

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Proposal 6
Stockholder Proposal for Simple Majority Vote
The Board unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal for simple majority vote.

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA, 90278, the beneficial owner of 20 shares of the Company’s common stock on the date the proposal was submitted, has notified the Company of his intent to present the following proposal at the Annual Meeting.

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Supporting Statement

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These

votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. The proponents of these proposals included Ray T. Chevedden and William Steiner.

Currently a 1%-minority can frustrate the will of our 66%-shareholder majority in an election with 67% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governance of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply say out-to-lunch in response to an overwhelming 66%-vote of shareholders.

This proposal won more than 80% support 4-times at Netflix since 2013:

2019- 88%, 2016-82%, 2015 -80%, 2013 -81%

But our governance committee has not yet put this proposal topic on the ballot as a binding Netflix proposal. Shareholders were not happy and gave governance committee Chairman Jay Hoag a negative vote of 48% in 2018 while he was running unopposed. Richard Barton and Bradford Smith were also on the governance committee.

Please vote yes:

Simple Majority Vote-Proposal 6

Netflix Opposing Statement

The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of Netflix and our stockholders.

Our business is in a new and rapidly evolving competitive environment. Although our company has been around for more than 20 years, we operate in an extremely dynamic business environment. The media landscape around the globe is undergoing rapid change, much of which we have been pioneering. The competitive landscape in which we operate is also

90    NETFLIX

rapidly changing, with many legacy media players now investing in business models that virtually copy ours. We expect to see significant shifts in market dynamics over the coming years.

A simple majority vote requirement already applies to most corporate matters submitted to a vote of the Company’s stockholders. We believe that the supermajority we have in place is appropriate to increase stability in our operations, while still being set low enough for shareholders to have a voice on issues where there is strong consensus.

This proposal has been presented for shareholders most recently in 2019 and received a majority of votes cast. The Board has weighed the voting results as part of a regular and ongoing examination of our governance structure. We are also aware that many shareholders, including ours, are supportive of a simple majority standard as part of a suite of best practice provisions.

The Board believes that the current governance structure, including our supermajority standard, is appropriate for this point in the company’s evolution. There is a desire to have some flexibility to implement our long-term plan. We see the supermajority standard as critical to providing this needed flexibility. As importantly, this provision ensures that fundamental changes are broadly supported by shareholders and we continue to believe that it is in the best interest of our company and our shareholders.

For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of Netflix or our stockholders, and recommends that you vote “AGAINST” Proposal Six.

Required Vote

The affirmative vote of the majority of the Votes Cast is required to approve the stockholder proposal. The proposal is precatory and accordingly, is not binding on the Board or the Company.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal for simple majority vote.

2020 PROXY STATEMENT    91

Proposal 7
Stockholder Proposal for EEO Policy Risk Report
The Board unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal for EEO policy risk report.

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

Justin Danhof, 20 F Street, NW, Suite 700, Washington, DC 20001, the beneficial owner of 11 shares of the Company’s common stock on the date the proposal was submitted, has notified the Company of his intent to present the following proposal at the Annual Meeting.

RESOLVED: Shareholders request that Netflix, Inc. (“Netflix”) issue a public report detailing the potential risks associated with omitting “viewpoint” and “ideology” from its written equal employment opportunity (EEO) policy. The report should be available within a reasonable timeframe, prepared at a reasonable expense and omit proprietary information.

Supporting Statement

Netflix does not explicitly prohibit discrimination based on viewpoint or ideology in its written EEO policy.

Netflix’s lack of a company-wide best practice EEO policy sends mixed signals to company employees and prospective employees and calls into question the extent to which individuals are protected due to inconsistent state policies and the absence of federal protection for partisan activities. Approximately half of Americans live and work in a jurisdiction with no legal protections if their employer takes action against them for their political activities.

Companies with inclusive policies are better able to recruit the most talented employees from a broad labor pool, resolve complaints internally to avoid costly litigation or reputational damage, and minimize employee turnover. Moreover, inclusive policies contribute to more efficient human capital management by eliminating the need to maintain different policies in different locations.

There is ample evidence that individuals with conservative viewpoints may face discrimination at Netflix.

Many big tech companies are hostile to right-of-center thought. Companies such as Facebook and Google routinely fire conservative employees when they speak their values. At the 2019 annual meeting of Apple shareholders, an audience member told company CEO Tim Cook about her close friend who works at Apple and lives in fear of retribution every single day because she happens to be a conservative. Companies such as Amazon and Alphabet work with the Southern Poverty Law Center (“SPLC”). The SPLC regularly smears Christian and conservative organizations by labelling them as “hate” groups on par with the KKK. Netflix has also worked to diminish religious liberty in the United States.

Netflix leadership also lacks a diversity of ideological viewpoint. This signals to employees that viewpoint discrimination is condoned if not encouraged.

Presently shareholders are unable to evaluate how Netflix prevents discrimination towards employees based on their ideology or viewpoint, mitigates employee concerns of potential discrimination, and ensures a respectful and supportive work atmosphere that bolsters employee performance.

Without an inclusive EEO policy, Netflix may be sacrificing competitive advantages relative to peers while simultaneously increasing company and shareholder exposure to reputational and financial risks.

We recommend that the report evaluate risks including, but not limited to, negative effects on employee hiring and retention, as well as litigation risks from conflicting state and company anti-discrimination policies.

2020 PROXY STATEMENT    93

Netflix Opposing Statement

The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of Netflix and our stockholders.

The proponent’s supporting statement contains a number of factual inaccuracies and unsupported conclusory statements. For instance, he claims that “There is ample evidence that individuals with conservative viewpoints may face discrimination at Netflix.” Despite his claim of “ample evidence,” he cites none at all.

The evidence is to the contrary. Netflix cares deeply about diversity and “Inclusion” is one of our core cultural values discussed in our Culture memo. Diversity and inclusion are also specifically highlighted in our “Commitment to Respect Policy.” We employ a Vice President for Inclusion Strategy who is tasked with leading our efforts to devise and implement strategies that integrate cultural diversity, inclusion and equality into all aspects of Netflix’s operations worldwide. Diversity and Inclusion are subjects that garner much focus in our workplace.

Our approach is explained on our Inclusion and Diversity webpage. To facilitate our growth and connect with our diverse, global member base, Netflix recognizes the importance of having the most talented employees, with diverse backgrounds, cultures, perspectives, and experiences to support our innovation and creativity. We expect our employees to effectively collaborate with people of diverse backgrounds and cultures, and to embrace differing perspectives as those result in better decisions.

Beyond having a diverse team, Netflix understands that genuine inclusion is critical to our success. Inclusion is about recognizing, understanding, and appreciating differences, and being able to connect across these differences by being mutually adaptive rather than insisting that everyone be, think, and act the same.

As an equal opportunity employer, we strive to build balanced teams from all walks of life. And because we operate from locations around the globe, we pursue that goal in accordance with a range of employment and other regulatory requirements. Our equal employment opportunity policy recognizes those requirements and provides protection from discrimination as required by applicable law.

The report requested by this proposal is not necessary to Netflix’s business goals, including its goal of creating an environment where people of different backgrounds can contribute at their highest level and where their differences can make a positive difference for Netflix. Therefore, such a report would not be an efficient use of resources or in the best interests of stockholders.

For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of Netflix or our stockholders, and recommends that you vote “AGAINST” Proposal Seven.

Required Vote

The affirmative vote of the majority of the Votes Cast is required to approve the stockholder proposal. The proposal is precatory and accordingly, is not binding on the Board or the Company.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal for EEO policy risk report.

94    NETFLIX

       Security Ownership of Certain

       Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 8, 2020 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Executive Compensation table, which we refer to as the Named Executive Officers, and (iv) all executive officers and directors as a group. The Company has relied upon information provided to the Company by its directors and Named Executive Officers and copies of documents sent to the Company that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2020 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of the executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Netflix, Inc., 100 Winchester Circle, Los Gatos, CA 95032.

2020 PROXY STATEMENT    95

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Capital Research Global Investors[1] 333 South Hope Street Los Angeles, CA 90071	38,002,047	8.64%

The Vanguard Group, Inc. [2] 100 Vanguard Blvd Malvern, PA 19355	33,393,930	7.59%

BlackRock, Inc. [3] 55 East 52nd Street New York, NY 10055	27,179,842	6.18%

Reed Hastings[4]	9,266,012	2.09%

Jay C. Hoag[5] 250 Middlefield Road Menlo Park, CA 94025	4,325,015	*

Ted Sarandos[6]	595,262	*

Greg Peters[7]	289,525	*

David Hyman[8]	227,677	*

David Wells[9]	138,286	*

Richard N. Barton[10]	73,033	*

Leslie Kilgore[11]	48,320	*

Spencer Neumann[12]	45,919	*

Timothy M. Haley[13] c/o Redpoint Ventures 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025	36,326	*

Kelly Bennett[14]	35,226	*

Bradford L. Smith[15]	28,871	*

Ann Mather[16]	15,366	*

Anne M. Sweeney[17]	10,205	*

Rodolphe Belmer[18]	5,179	*

Susan E. Rice[19]	4,728	*

Mathias Döpfner[20]	3,644	*

All directors and executive officers as a group (19 persons)[21]	15,163,363	3.40%
*	Less than 1% of the Company’s outstanding shares of common stock.
1.	As of December 31, 2019, based on information provided by Capital Research Global Investors in the Schedule 13G filed February 13, 2020. Of the shares beneficially owned, Capital Research Global Investors reported that it has sole dispositive power with respect to all the shares and sole voting power with respect to 38,001,633 shares.
2.	As of December 31, 2019, based on information provided by The Vanguard Group, Inc. in the Schedule 13G filed February 10, 2020. Of the shares beneficially owned, The Vanguard Group, Inc. reported that it has sole dispositive power with respect to 32,642,262 shares, shared dispositive power with respect to 751,668 shares, sole voting power with respect to 673,767 shares and shared voting power with respect to 117,463 shares.
3.	As of December 31, 2019, based on information provided by BlackRock, Inc. in the Schedule 13G filed February 5, 2020. Of the shares beneficially owned, BlackRock, Inc. reported that it has sole dispositive power with respect to all of the shares and sole voting power with respect to 23,377,437 shares.

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4.	Includes options to purchase 4,014,620 shares. Mr. Hastings is a trustee of the Hastings-Quillin Family Trust, which is the holder of 5,251,392 of the Company’s shares.
5.	Includes (i) 1,855,685 common shares that are directly held by TCV VII, L.P. (“TCV VII”), (ii) 963,689 common shares that are directly held by TCV VII (A), L.P. (“TCV VII (A)”), (iii) 16,046 common shares that are directly held by TCV Member Fund, L.P. (“Member Fund”), (iv) 640,434 common shares that are directly held by Orange Investor, L.P. (“Orange Investor”), (v) 172,704 common shares that are directly held by Orange Investor (A), L.P. (“Orange Investor (A)”), (vi) 39,777 common shares that are directly held by Orange Investor (B), L.P. (“Orange Investor (B)”), (vii) 47,085 common shares that are directly held by Orange (MF) Investor, L.P. (“Orange Investor (MF)”), (viii) options to purchase 54,246 common shares held by Jay C. Hoag, (ix) 438,215 common shares held by the Hoag Family Trust U/A Dtd 8/2/94 (the “Hoag Family Trust”), and (x) 97,134 common shares held by Hamilton Investments Limited Partnership (“Hamilton Investments”).

Jay C. Hoag and seven other individuals (the “Class A Directors”) are Class A Directors of Technology Crossover Management VII, Ltd. (“Management VII”) and limited partners of Technology Crossover Management VII, L.P. (“TCM VII”) and Member Fund. Management VII is the general partner of TCM VII, which is the general partner of TCV VII and TCV VII (A). Management VII is also a general partner of Member Fund. The Class A Directors of Management VII and TCM VII may be deemed to beneficially own the securities held by TCV VII, TCV VII (A) and Member Fund, but each of the Class A Directors, Management VII and TCM VII disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

Mr. Hoag and six other individuals are Class A Directors of Technology Crossover Management VIII, Ltd. (“Management VIII”) and limited partners of Technology Crossover Management VIII, L.P. (“TCM VIII”). Management VIII is the sole general partner of TCM VIII, which in turn is the sole general partner of TCV VIII, L.P., which in turn is the sole member of Orange Investor GP, LLC (“Orange GP”), which in turn is the sole general partner of Orange Investor, Orange (A) Investor, Orange (B) Investor, and Orange (MF) Investor. The Class A Directors of Management VIII and TCM VIII may be deemed to beneficially own the shares held by Orange Investor, Orange (A) Investor, Orange (B) Investor, and Orange (MF) Investor but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The shares held by Orange Investor, Orange (A) Investor, Orange (B) Investor, and Orange (MF) Investor are also pledged as collateral for a third party debt facility.

Mr. Hoag has the sole power to dispose and direct the disposition of the options and any shares issuable upon exercise of the options, and the sole power to direct the vote of the shares of common stock to be received upon exercise of the options. However, with respect to the options, Mr. Hoag has transferred to TCV VII Management, L.L.C. (“TCV VII Management”) and TCV VIII Management, L.L.C. (“TCV VIII Management”) 100% of the pecuniary interest in such options and any shares to be issued upon exercise of such options. Mr. Hoag is a member of TCV VII Management and TCV VIII Management but disclaims beneficial ownership of such options and any shares to be received upon exercise of such options except to the extent of his pecuniary interest therein.

Mr. Hoag is a trustee of the Hoag Family Trust and may be deemed to have the sole power to dispose or direct the disposition of the shares held by the Hoag Family Trust. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Mr. Hoag is the sole general partner and a limited partner of Hamilton Investments and may be deemed to have the sole power to dispose or direct the disposition of the shares held by Hamilton Investments. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

6.	Includes options to purchase 595,262 shares.
7.	Includes options to purchase 276,435 shares.
8.	Includes options to purchase 196,067 shares.
9.	Includes options to purchase 123,469 shares.
10.	Includes options to purchase 55,884 shares. Mr. Barton is a trustee of the Barton Family Foundation, which is the holder of 10,000 of the Company’s shares.
11.	Includes options to purchase 13,124 shares.
12.	Includes options to purchase 45,919 shares.
13.	Includes options to purchase 36,326 shares.
14.	Includes options to purchase 35,226 shares.
15.	Includes options to purchase 22,372 shares.
16.	Includes options to purchase 15,366 shares.
17.	Includes options to purchase 10,205 shares.
18.	Includes options to purchase 5,179 shares.
19.	Includes options to purchase 4,728 shares.
20.	Includes options to purchase 3,619 shares.
21.	Includes, without duplication, the shares and options listed in footnotes (4) through (20) above.

2020 PROXY STATEMENT    97

       Stockholders Sharing An Address

Stockholders sharing an address with another stockholder may receive only one Notice of Internet Availability of Proxy Materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate Notice of Internet Availability of Proxy Materials now or in the future may write or call Broadridge to request a separate copy from:

Householding Department

Broadridge

51 Mercedes Way, Edgewood, NY 11717

(800) 542-1061

Broadridge will promptly, upon written or oral request, deliver a Notice of Internet Availability of Proxy Materials, or if requested, a separate copy of its annual report or this Proxy Statement to any stockholder at a shared address to which only a single copy was delivered.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s Notice of Internet Availability of Proxy Materials may write or call the above address and phone number to request delivery of a single copy in the future.

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       Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By order of the Board

David Hyman

Chief Legal Officer and Secretary

April 22, 2020

Los Gatos, California

2020 PROXY STATEMENT    99

       Appendix A

NETFLIX, INC.

2020 STOCK PLAN

1.	Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Dividend Equivalents.

2.	Definitions. As used herein, the following definitions will apply:

(a)	“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)	“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Dividend Equivalents.

(d)

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Change in Control” means the occurrence of any of the following events:

(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (“Person”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)

A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in control; or

(iii)

There is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of

2020 PROXY STATEMENT    A-1

the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a Subsidiary, the ultimate Parent thereof; or

(iv)

The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its Parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its Parent outstanding immediately after such merger or consolidation.

(g)	“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)	“Committee” means a committee of Directors or Officers or other Employees appointed by the Board in accordance with Section 4 hereof. Each Committee must satisfy Applicable Laws.

(i)	“Common Stock” means the common stock of the Company.

(j)	“Company” means Netflix, Inc., a Delaware corporation, or any successor thereto.

(k)	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)	“Director” means a member of the Board.

(m)

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)	“Dividend Equivalent” means any right granted under Section 10 of the Plan.

(o)	“Earnings Per Share” means the Company’s after-tax Profit, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

(p)	“Effective Time” means the date the Plan is adopted by the Board, at 12:01 a.m. Pacific Time on such date.

(q)

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(s)	“Excise Tax” means the excise tax imposed by Section 4999 of the Code.

(t)

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. Notwithstanding the preceding, the term Exchange Program does not include any action described in Section 13 or Section 14.

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(u)

“Fair Market Value” means, as of any date, the last quoted per share selling price for Shares on the Nasdaq Global Select Market on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Administrator. Notwithstanding the preceding, for U.S. and non-U.S. federal, state, and local income tax reporting and withholding purposes, fair market value shall be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with Applicable Laws.

(v)	“Fiscal Year” means the fiscal year of the Company.

(w)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)

“Misconduct” means that the Company has been required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Administrator or its delegate has determined in its sole discretion that a Participant (i) had knowledge of the material noncompliance or circumstances giving rise to such noncompliance and willfully failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company; or (ii) knowingly engaged in practices which materially contributed to the circumstances that enabled such material noncompliance to occur.

The Administrator or its delegate shall determine in its sole discretion whether the Participant has engaged in Misconduct, and its determination shall be conclusive and binding on all interested persons; provided that no Officer, Director or Employee shall participate in any decision regarding the determination of Misconduct or forfeiture with respect to his or her own Awards.

(y)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)	“Option” means a stock option granted pursuant to the Plan.

(bb)

“Option Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Option granted under the Plan. Each Option Agreement is subject to the terms of the Plan.

(cc)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)	“Participant” means the holder of an outstanding Award.

(ee)	“Performance-Based Award” means an Award that is earned or becomes vested on account of achievement of one or more Performance Goals.

(ff)

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator in its discretion to be applicable to a Participant for a Performance Period. As determined by the Administrator, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement based on measures including, but not limited to, the following: (a) Earnings Per Share, (b) Profit, (c) Return on Equity, (d) Revenue, (e) Subscriber Metrics, and (f) Total Shareholder Return. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, the passage of time and/or against other companies

2020 PROXY STATEMENT    A-3

or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis. The Administrator shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles).

(gg)	“Performance Period” means the time period during which the performance objectives or continued status as an Employee, Director or Consultant must be met.

(hh)

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture, as provided in Section 7. Notwithstanding any contrary provision of the Plan, (i) a Period of Restriction that expires solely as the result of continued employment or service shall expire in full no earlier than the three (3) year anniversary of the grant date, and (ii) a Period of Restriction that does not expire solely as the result of continued employment or service shall expire in full no earlier than the one (1) year anniversary of the grant date, unless determined otherwise by the Administrator at its discretion solely by reason of death, Disability, retirement or major capital change.

(ii)	“Plan” means this 2020 Stock Plan.

(jj)

“Prior 162(m)” means Section 162(m) of the Code as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97, including the regulations and guidance promulgated in respect of Section 162(m) of the Code as in effect prior to such amendment.

(kk)	“Prior Award” means, individually or collectively, a grant under the Prior Plan of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

(ll)	“Prior Plan” means the Company’s 2011 Stock Plan.

(mm)	“Profit” means income.

(nn)	“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan.

(oo)

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(pp)	“Return on Equity” means the percentage equal to the Company’s after-tax Profit divided by average stockholder’s equity.

(qq)	“Revenue” means the Company’s net revenues generated from third parties.

(rr)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ss)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(tt)

“Section 162(m) Grandfathering” means the regulations or other guidance promulgated in respect of transition rules under Section 162(m) of the Code, as Section 162(m) of the Code is in effect from time to time on or after this adoption of this Plan dated March 4, 2020, extending the deductibility of each Prior Award intended to be “qualified performance-based compensation” under Prior Section 162(m).

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(uu)	“Service Provider” means an Employee, Director or Consultant.

(vv)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ww)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(xx)	“Stockholder Approval Date” means the date of stockholder approval of the Plan in accordance with Section 24 herein.

(yy)	“Subscriber Metrics” means the objective and measurable goals approved by the Administrator that relate to the acquisition, retention and/or satisfaction of subscribers.

(zz)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aaa)	“Successor” means, in the event of a Change in Control, the acquiring or succeeding company (or an affiliate thereof).

(bbb)

“Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all U.S. and non-U.S. federal, state, and local taxes (including the Participant’s FICA obligation) that are required to be withheld by the Company or the employing Subsidiary, (b) the Participant’s and, to the extent required by the Company (or the employing Subsidiary), the Company’s (or the employing Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of Shares, and (c) any other Company (or employing Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).

(ccc)	“Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3.	Stock Subject to the Plan.

(a)

Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is equal to the sum of the following (the “Share Limit”): (A) 17,500,000 Shares, plus (B) the number of Shares available for additional award grant purposes under the Prior Plan as of the Effective Time, plus (C) the number of Shares subject to Prior Awards that are outstanding as of the Effective Time which expire or become unexercisable without having been exercised in full after the Effective Time, plus (D) the number of Shares subject to restricted stock and restricted stock unit awards granted under the Prior Plan that are outstanding and unvested at the Effective Time that are forfeited or repurchased by the Company without having become vested; provided that in no event shall the Share Limit exceed 41,724,628 Shares (which is the sum of the 17,500,000 Shares set forth above, plus the number of Shares available under the Prior Plan for additional award grant purposes as of the Effective Time, plus the aggregate number of Shares subject to outstanding Prior Awards as of the Effective Time). The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to an Award of Restricted Stock or Restricted Stock Units will be counted against the numerical limits of this Section 3 as 2.39 Shares for every one (1) Share subject to the Award. If Shares acquired pursuant to an Award of Restricted Stock or Restricted Stock Units are forfeited to the Company or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 2.39 times the number of Shares so forfeited or repurchased will return to the Plan and again will become available for issuance.

2020 PROXY STATEMENT    A-5

(b)

Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to the Company or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan. Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Shares actually issued pursuant to Awards transferred under any Exchange Program to reprice options or stock appreciation rights will not become available for grant under the 2020 Plan. Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(b).

(c)	Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(d)

Successor to the Prior Plan. The Plan is intended as the successor to the Prior Plan. Following the Stockholder Approval Date, no additional stock awards may be granted under the Prior Plan. In addition, from and after 12:01 a.m. Pacific Time on the Stockholder Approval Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that any Shares subject to Prior Awards that are outstanding as of the Effective Time which expire or become unexercisable without having been exercised in full after the Effective Time and any Shares subject to restricted stock and restricted stock unit awards granted under the Prior Plan that are outstanding and unvested as of the Effective Time that are forfeited or repurchased by the Company without having become vested will become available for issuance for Awards under the Plan (as further described in Section 3(a) herein). All Awards granted on or after 12:01 a.m. Pacific Time on the Stockholder Approval Date will be subject to the terms of the Plan.

4.	Administration of the Plan.

(a)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)

Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)

Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) one or more Committees, each of which committee will be constituted to satisfy Applicable Laws.

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(iv)

Prior Section 162(m). Notwithstanding anything to the contrary herein, no provision of this Plan is intended to result in non-deductibility of Prior Awards that were intended to be deductible in accordance with Prior Section 162(m), and any Prior Awards granted under the Prior Plan and that are outstanding as of the date the adoption of the Plan shall remain subject to the Prior Plan to the extent necessary to comply with Section 162(m) of the Code. The Company intends to avail itself of transition relief applicable to such Prior Awards, if any, in connection with Section 162(m) of the Code (including, without limitation, in accordance with the Section 162(m) Grandfathering) to the maximum extent permitted by regulations and other guidance promulgated to implement such transition relief. The determination by the Company regarding whether transition relief is available shall be made in its sole discretion.

(b)

Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)

to determine the terms and conditions of any Exchange Program (provided that no Exchange Program shall be implemented unless the approval of the stockholders of the Company is obtained for such Exchange Program);

(vii)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)

to prescribe, amend and rescind rules and regulations relating to the Plan, including (but not limited to) rules and regulations for automatic grants of Awards pursuant to such procedures as the Administrator may establish from time to time, and rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws;

(ix)

to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)	to allow Participants to satisfy Tax Obligations in such manner as prescribed in Section 15 of the Plan;

(xi)	to authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award previously granted by the Administrator;

(xii)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

2020 PROXY STATEMENT    A-7

(xiii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)

No Liability. Under no circumstances shall the Company, any Parent or Subsidiary, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, any Parent’s or Subsidiary’s, the Administrator’s or the Board’s roles in connection with the Plan.

5.

Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Dividend Equivalents may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.	Stock Options.

(a)

Limitations. Each Option will be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. The Administrator, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than 5,000,000 Shares. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof. For the avoidance of doubt, Options may be granted pursuant to a Company compensation program or arrangement whereby Service Providers elect to receive Options in lieu of any or all cash compensation, unless provided otherwise by the Administrator.

(b)

Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)	Option Exercise Price and Consideration.

(i)

The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c)(i), Options may be granted with a per Share exercise price of less than one

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hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)

Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)

Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment, which will be specified in the Option Agreement. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d)	Exercise of Option.

(i)

Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

Subject to Section 3(b), exercising an Option will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of

2020 PROXY STATEMENT    A-9

termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)

Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following the Participant ceasing to be a Service Provider as a result of the Participant’s Disability. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)

Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.	Restricted Stock.

(a)

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 5,000,000 Shares of Restricted Stock (and/or Restricted Stock Units).

(b)

Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the

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Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)

Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)

Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)

Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)

Dividends, Dividend Equivalents and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding the foregoing, any such rights to dividend, Dividend Equivalent, or other distribution payments are subject to the limitations described in Section 10.

(h)

Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.	Restricted Stock Units.

(a)

Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. The Administrator shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 5,000,000 Restricted Stock Units (and/or Shares of Restricted Stock). After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)

Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Companywide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may determine that the performance objectives applicable to Restricted Stock Units shall be based on the achievement of Performance Goals.

(c)

Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

2020 PROXY STATEMENT    A-11

(d)

Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)

Dividends, Dividend Equivalents and Other Distributions. Dividends and other distributions declared during the period of time after a Restricted Stock Unit Award is granted and prior to such Award meeting the applicable vesting criteria and settling in Shares shall only become payable if (and to the extent) such Award vests and that the Administrator provides that the Award is accompanied by rights to dividends, Dividend Equivalents or other distributions. Notwithstanding the foregoing, any such rights to dividend, Dividend Equivalent, or other distribution payments are subject to the limitations described in Section 10.

(f)	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.	Stock Appreciation Rights.

(a)

Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 5,000,000 Shares.

(b)	Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)

Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)

Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)

Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)	Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

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At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.

Dividend Equivalents. The Administrator is hereby authorized to grant Dividend Equivalents to Service Providers under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Administrator) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Administrator. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Administrator shall determine. Notwithstanding the foregoing: (i) the Administrator may not grant Dividend Equivalents to Participants in connection with grants of Options or Stock Appreciation Rights and (ii) dividend and Dividend Equivalent and other distribution amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed and shall be forfeited if all of such conditions or restrictions are never satisfied or lapse.

11.

Compliance With Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company, or a Parent or Subsidiary, for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company, its Parent or any Subsidiary within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

12.

Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.

Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the

2020 PROXY STATEMENT    A-13

laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Unless otherwise determined by the Administrator, the Participant may, subject to such terms and conditions as the Administrator deems advisable, assign or transfer all or part of a vested Nonstatutory Stock Options during a Participant’s lifetime to a (a) Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order that relates to the provision of child support, alimony payments or marital property rights, or (b) trust or other similar estate planning entity that is solely for the benefit of the Participant and/or the Participant’s immediate family. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 13, and there shall be no further assignation or transfer of the Option.

14.	Adjustments; Dissolution or Liquidation; Change in Control.

(a)

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Change in Control.

(i)

Assumption, Substitution or Continuation of Outstanding Awards. In the event of a Change in Control in which the Successor proposes to assume, substitute or continue equivalent awards (with such adjustments as may be required or permitted by Section 14(a) of the Plan, with appropriate adjustments as to the number and kind of shares and prices), any substitute equivalent award must (a) have a value at least equal to the value of the Award being substituted; (b) relate to a publicly-traded equity security of the Successor involved in the Change in Control or another publicly traded entity that is affiliated with the Successor following the Change in Control; (c) be the same type of award as the Award being substituted; (d) be vested to the extent the Award being substituted was vested at the time of the Change in Control and (e) have other terms and conditions (including by way of example, vesting and exercisability) that are the same or more favorable to the Participant than the terms and conditions of the Award being substituted, in each case, as reasonably determined by the Administrator (as constituted prior to the Change in Control) in good faith. If a Participant’s Award is assumed, substituted or continued by the Successor pursuant to this Section 14(c)(i), then, subject to the remaining provisions of this Section 14(c), such Award will not vest or lapse solely as a result of the Change in Control but will instead remain outstanding under the terms pursuant to which it has been assumed, substituted, or continued and will continue to vest or lapse pursuant to such terms.

(A)	For the purposes of Section 14(c) of the Plan, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for

A-14 NETFLIX

each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor or its Parent, the Administrator may, with the consent of the Successor, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the Successor or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
(ii)

No Assumption, Substitution, or Continuation of Outstanding Awards. If for any reason outstanding Awards are not assumed, substituted, or continued pursuant to Section 14(c)(i), such outstanding Awards will be subject to the following rules, in each case effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control, with any corresponding payments made as soon as reasonably practicable after the Change in Control, but no later than within 30 days following the date of the Change in Control:

(A)

Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights will become fully vested and exercisable. The Administrator will give Participants a reasonable opportunity (at least 30 days if practicable) to exercise any or all Options and Stock Appreciation Rights before the consummation of the transaction resulting in the Change in Control, provided that any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void and such Options and Stock Appreciation Rights will be restored to their status as if there had been no Change in Control. If a Participant does not exercise all Options and Stock Appreciation Rights prior to the Change in Control, the Administrator will pay such Participant in exchange for the cancellation of each such unexercised Options and Stock Appreciation Rights the difference between the exercise price for such Option or the grant price for such Stock Appreciation Right and the per Share consideration provided to other similarly situated shareholders in such Change in Control; provided, however, that if the exercise price of such Option or the grant price of such Stock Appreciation Right exceeds the aforementioned consideration provided, then such unexercised Option or Stock Appreciation Right will be canceled and terminated without any payment.

(B)

Vesting of Restricted Stock Units and Lapse of Restricted Stock Restrictions, for Awards that are not Performance-Based Awards. All restrictions imposed on Restricted Stock Units and Restricted Stock that are not performance-based will lapse and be of no further force and effect, such that all such Restricted Stock Units and Restricted Stock will become fully vested, and the Period of Restriction will expire for such Awards of Restricted Stock. Restricted Stock Units will be settled and paid in cash and/or Shares at the Administrator’s discretion, and Restricted Stock will be paid in cash and/or Shares at the Administrator’s discretion; provided, however that if any such payment is to be made in Shares, the Administrator may in its discretion, provide such holders the consideration provided to other similarly situated shareholders in such Change in Control.

2020 PROXY STATEMENT    A-15

(C)

Vesting, Payment and Achievement of Performance-Based Awards. All Performance-Based Awards for which the Performance Period has been completed as of the date of the Change Control but have not yet been paid will vest and be paid in cash and/or Shares at such time at the Administrator’s discretion, with all Performance Goals to be deemed achieved at actual performance. Unless otherwise provided in the applicable Award Agreement, all Performance-Based Awards for which the Performance Period has not been completed as of the date of the Change in Control will, with respect to each Performance Goal or other vesting criteria, be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, and vest and be paid out for the entire Performance Period (and not pro rata), with the manner of payment to be made in cash or Shares at the Administrator’s discretion; provided, however that if any such payment is to be made in Shares, the Administrator may in its reasonable discretion, provide such holders the consideration provided to other similarly situated shareholders in such Change in Control.

(D)

Notwithstanding anything in Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its Successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(iii)

Termination, Amendment and Modifications of Change in Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of Section 14(c) of the Plan may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award or Award Participant without the prior written consent of the Participant, unless for the purpose of complying with Applicable Laws and regulations.

(iv)

Limitation on Change in Control Payments. Notwithstanding anything in Section 14(c) of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of the Award (i) could be deemed a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for Section 14(c) of the Plan, would be subject to an Excise Tax, then the “payments” to such Participant pursuant to Section 14(c) of the Plan shall be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax; whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Participant otherwise agree in writing, any determination required under this Section 14(c)(iv) shall be made in writing in good faith by an accounting firm chosen by the Administrator. If a reduction in benefits is required only under the Plan, the reduction will apply to the Participant’s “payments” under Section 14(c) of the Plan, as applicable, provided further than such payments will be reduced (or acceleration of vesting eliminated) in the following order: the order specified by the Participant’s Award Agreement, the order specified by any other written agreement between the Participant and the Company, the vesting acceleration of Options or Stock Appreciation Rights, then the vesting acceleration of equity awards other than Options or Stock Appreciation Rights. In the event that acceleration of vesting of Options,

A-16 NETFLIX

Stock Appreciation Rights or other equity awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant for the Participant’s Options, Stock Appreciation Rights or other equity awards, as applicable. If two or more Options, Stock Appreciation Rights or other equity awards are granted on the same day, the Options, Stock Appreciation Rights or other equity awards, as applicable, will be reduced on a pro-rata basis. For purposes of making the calculations required by this Section 14(c)(iv), the accountant selected by the Administrator may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to such accountants such information and documents as the accountants may reasonably request in order to make a determination under this Section 14(c)(iv).

15.	Tax Withholding.

(a)

Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations with respect to such Award (or exercise thereof).

(b)

Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may determine to permit the satisfaction of such withholding obligations for such Tax Obligations, in whole or in part, by any of the following methods (without limitation): (a) causing the Participant to tender a cash payment, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld pursuant to the Tax Obligations but not to exceed the sum of all statutory maximum rates applicable in the Participant’s jurisdiction(s) (provided, in the case of a Participant who is an “officer” of the Company as defined in Rule 16a-1(f) promulgated pursuant to the Exchange Act, or any successor law (or any successor rule), that any withholding amount that exceeds the amount that is required to be withheld pursuant to the Tax Obligations for such Participant is approved in advance by the Administrator or the Board (such requirement, the “Section 16 Officer Condition”)), (c) causing the Participant to deliver to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld pursuant to the Tax Obligations but not to exceed the sum of all statutory maximum rates applicable in the Participant’s jurisdiction(s), subject to the Section 16 Officer Condition, or (d) having the Company withhold from proceeds of the sale of Shares issued pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company, provided that, in all instances, the satisfaction of the Tax Obligations will not result in any adverse accounting consequence to the Company, as the Committee may determine in its sole discretion. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.

No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or a Parent or Subsidiary, nor will they interfere in any way with the Participant’s right or the right of the Company or a Parent or Subsidiary to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.

Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later (but not earlier) date as is determined by

2020 PROXY STATEMENT    A-17

the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.

Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board or its delegate may at any time amend, alter, suspend or terminate the Plan.

(b)	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)

Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.	Conditions Upon Issuance of Shares.

(a)

Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.

Misconduct. Notwithstanding any other provision or term of this Plan or any Award Agreement, in the event that the Administrator or its delegate determines in its sole discretion that a Participant has engaged in Misconduct, the Administrator may, in its discretion, determine that the Participant shall not vest or otherwise earn Performance-Based Awards provided for pursuant to the terms of this Plan and their Award Agreements, and the Participant shall have no rights or entitlements whatsoever to the Performance-Based Awards thereafter, provided that such Performance-Based Awards were granted to such Participant, vested, or otherwise earned during the one-year period preceding the date on which the Company disclosed on Form 8-K or in other publicly-filed disclosure that it is required to restate its financial statements. The Administrator and its delegate expressly reserve all rights and remedies with respect to treatment of any such Performance-Based Awards, including, without limitation, withholding or rescinding any such Performance-Based Awards or demanding repayment for any cash proceeds that may have been distributed to a Participant in respect of any such Performance-Based Awards. Notwithstanding

A-18 NETFLIX

the foregoing, no Officer, Director or Employee shall participate in any decision regarding the determination of Misconduct or forfeiture with respect to his or her own Performance-Based Awards.

23.

Choice of Law and Venue. The Plan shall be administered, construed and governed in accordance with the Code, and the laws of the State of Delaware, but without regard to its conflict of law rules. The Participant agrees to consent to personal jurisdiction of the state and federal courts situated within New Castle County, Delaware for purposes of enforcing this Plan, and waive any objection that the Participant might have to personal jurisdiction or venue in those courts.

24.

Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

2020 PROXY STATEMENT    A-19

NETFLIX, INC. 100 WINCHESTER CIRCLE LOS GATOS, CA 95032

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on June 3, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/nflx2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on June 3, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D08730-P39011 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NETFLIX, INC.

The Board of Directors recommends you vote FOR the following proposals:
1. To elect three Class III directors to hold office until the 2023 Annual Meeting of Stockholders.
Nominees:	For		Withhold

1a. Reed Hastings	☐		☐	The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain

1b. Jay C. Hoag	☐		☐	5.	Stockholder proposal regarding political disclosures, if properly presented at the meeting.	☐	☐	☐

1c. Mathias Döpfner	☐		☐	6.	Stockholder proposal for simple majority vote, if properly presented at the meeting.	☐	☐	☐

	For	Against	Abstain	7.	Stockholder proposal for EEO policy risk report, if properly presented at the meeting.	☐	☐	☐

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

3. Advisory approval of the Company’s executive officer compensation.	☐	☐	☐

4. Approval of the Netflix, Inc. 2020 Stock Plan.	☐	☐	☐

	Mark box at right if an address change or comment has been noted on this card.		☐

This proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D08731-P39011

FORM OF PROXY

NETFLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 4, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Netflix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2020, and hereby appoints Reed Hastings and Spencer Neumann, and each of them, with full power of substitution, as proxy or proxies to vote all shares of the Company’s common stock of the undersigned at the Annual Meeting of Stockholders of Netflix, Inc. to be held on June 4, 2020, and at any adjournments thereof, upon the proposals set forth in this proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

If this proxy is properly executed and returned, this proxy will be voted for the specifications made on the reverse side or if no direction is made, this proxy will be voted FOR the nominees for Class III directors set forth on the reverse side (item 1), FOR items 2, 3, and 4, and AGAINST items 5, 6, and 7, and in the discretion of the proxies on all other matters as may be properly brought before the meeting or any adjournments thereof.

Either of such proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side